                                                        Exhibit 4.1




               PARK COMMUNICATIONS, INC., as Issuer


          IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


                       ____________________



                            INDENTURE



                     Dated as of May 13, 1996


                       ____________________


                           $80,000,000


            13-3/4% Senior Pay-in-Kind Notes due 2004

         Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of May 13, 1996

Trust Indenture                                   Indenture
 Act Section                                      Section

{ 310(a)(1)     ................................. 6.09
     (a)(2)     ................................. 6.09
     (a)(3)     .................................Not Applicable
     (a)(4)     .................................Not Applicable
     (a)(5)     ................................. 6.09
     (b)        ................................. 6.08, 6.10
     (c)        .................................Not Applicable
{ 311(a)        ................................. 6.13
     (b)        ................................. 6.13
     (c)        ................................ Not Applicable
{ 312(a)        ................................  7.01
     (b)        ................................  7.02
     (c)        ................................  7.02
{ 313(a)        ................................  7.03
     (b)        ................................  7.03
     (c)        ................................  7.03
     (d)        ................................  7.03
{ 314(a)        ................................  7.04; 10.08;
                                                 10.09
     (b)        ................................ 13.02
     (c)(1)     ................................  1.04
     (c)(2)     ................................  1.04
     (c)(3)     ................................ Not Applicable
     (d)        ................................ 13.03; 13.05
     (e)        ................................  1.04
     (f)        ................................ Not Applicable
{ 315(a)        ................................  6.01(a)
     (b)        ................................  6.02
     (c)        ................................  6.01(b)
     (d)        ................................  6.01(c)
     (e)        ................................  5.14
{ 316(a) (last
    sentence)   ................................  1.01
                                                 (definition
                                                 of "Out-
                                                 standing")
     (a)(1)(A)  ................................  5.12
     (a)(1)(B)  ................................  5.13
     (a)(2)     ................................ Not Applicable

     (b)        ................................  5.08
     (c)        ................................  9.04
{ 317(a)(1)     ................................  5.03
     (a)(2)     ................................  5.04
     (b)        ................................ 10.03
{ 318(a)        ................................  1.08



Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                        TABLE OF CONTENTS

                                                               Page

PARTIES .......................................................  1

RECITALS ......................................................  1


                           ARTICLE ONE

               DEFINITIONS AND OTHER PROVISIONS OF
                       GENERAL APPLICATION

Section 1.01.     Definitions..................................  1
Section 1.02.     Other Definitions............................ 28
Section 1.03.     Rules of Construction........................ 29
Section 1.04.     Form of Documents Delivered to
                 Trustee....................................... 30
Section 1.05.     Acts of Holders.............................. 31
Section 1.06.     Notices, etc., to the Trustee and the
                 Company....................................... 32
Section 1.07.     Notice to Holders; Waiver.................... 33
Section 1.08.     Conflict with Trust Indenture Act............ 33
Section 1.09.     Effect of Headings and Table of
                 Contents...................................... 34
Section 1.10.     Successors and Assigns....................... 34
Section 1.11.     Separability Clause.......................... 34
Section 1.12.     Benefits of Indenture........................ 34
Section 1.13.     GOVERNING LAW................................ 34
Section 1.14.     No Recourse Against Others................... 35
Section 1.15.     Independence of Covenants.................... 35
Section 1.16.     Exhibits and Schedules....................... 35
Section 1.17.     Counterparts................................. 35
Section 1.18.     Duplicate Originals.......................... 35
Section 1.19.     Incorporation by Reference of TIA............ 35


                           ARTICLE TWO

                          SECURITY FORMS

Section 2.01.     Form and Dating ............................. 36
Section 2.02.     Execution and Authentication;
                 Aggregate Principal Amount ................... 37

Section 2.03.     Restrictive Legends ......................... 38
_________________

Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

Section 2.04.     Book-Entry Provisions for Global
                 Security ..................................... 40
Section 2.05.     Special Transfer Provisions ................. 42


                          ARTICLE THREE

                            THE NOTES

Section 3.01.     Title and Terms.............................. 44
Section 3.02.     Denominations................................ 45
Section 3.03.     [Intentionally Omitted]...................... 45
Section 3.04.     Temporary Notes.............................. 45
Section 3.05.     Registration, Registration of
                 Transfer and Exchange......................... 46
Section 3.06.     Mutilated, Destroyed, Lost and Stolen
                 Notes......................................... 47
Section 3.07.     Payment of Interest; Interest Rights
                 Preserved..................................... 48
Section 3.08.     Persons Deemed Owners........................ 50
Section 3.09.     Cancellation................................. 50
Section 3.10.     Computation of Interest...................... 51
Section 3.11.     Legal Holidays............................... 51
Section 3.12.     CUSIP Number................................. 51
Section 3.13.     Payment of Additional Interest Under
                 Registration Rights Agreement................. 51


                           ARTICLE FOUR

                DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01      The Company's Option To Effect
                 Defeasance or Covenant Defeasance............. 52
Section 4.02.     Defeasance and Discharge..................... 52
Section 4.03.     Covenant Defeasance.......................... 53
Section 4.04.     Conditions to Defeasance or Covenant
                 Defeasance.................................... 53
Section 4.05.     Deposited Money and U.S. Government
                 Obligations To Be Held in Trust;
                 Other Miscellaneous Provisions................ 56
Section 4.06.     Reinstatement................................ 56
Section 4.07.     Repayment to Company......................... 57

                           ARTICLE FIVE

                             REMEDIES

Section 5.01.     Events of Default............................ 57
Section 5.02.     Acceleration of Maturity; Rescission
                 and Annulment................................. 60
Section 5.03.     Collection of Indebtedness and Suits
                 for Enforcement by Trustee; Other
                 Remedies...................................... 61
Section 5.04.     Trustee May File Proofs of Claims............ 62
Section 5.05.     Trustee May Enforce Claims Without
                 Possession of Notes........................... 63
Section 5.06.     Application of Money Collected............... 63
Section 5.07.     Limitation on Suits.......................... 64
Section 5.08.     Unconditional Right of Holders To
                 Receive Principal, Premium and
                 Interest...................................... 65
Section 5.09.     Restoration of Rights and Remedies........... 65
Section 5.10.     Rights and Remedies Cumulative............... 65
Section 5.11.     Delay or Omission Not Waiver................. 66
Section 5.12.     Control by Majority.......................... 66
Section 5.13.     Waiver of Past Defaults...................... 66
Section 5.14.     Undertaking for Costs........................ 67
Section 5.15.     Waiver of Stay, Extension or Usury
                 Laws.......................................... 68


                           ARTICLE SIX

                           THE TRUSTEE

Section 6.01.     Certain Duties and Responsibilities.......... 68
Section 6.02.     Notice of Defaults........................... 69
Section 6.03.     Certain Rights of Trustee.................... 70
Section 6.04.     Trustee Not Responsible for Recitals,
                 Dispositions of Notes or
                 Application of Proceeds Thereof............... 71
Section 6.05.     Trustee and Agents May Hold Notes;
                 Collections; etc.............................. 72
Section 6.06.     Money Held in Trust.......................... 72
Section 6.07.     Compensation and Indemnification of
                 Trustee and Its Prior Claim................... 72
Section 6.08.     Conflicting Interests........................ 73
Section 6.09.     Corporate Trustee Required;

                 Eligibility .................................. 73
Section 6.10.     Resignation and Removal; Appointment
                 of Successor Trustee ......................... 74

Section 6.11.     Acceptance of Appointment by
                 Successor .................................... 76
Section 6.12.     Successor Trustee by Merger, etc. ........... 77
Section 6.13.     Preferential Collection of Claims
                 Against Issuers .............................. 77


                          ARTICLE SEVEN

                  HOLDERS' LISTS AND REPORTS BY
                       TRUSTEE AND COMPANY

Section 7.01.     Preservation of Information; Company
                 To Furnish Trustee Names and
                 Addresses of Holders.......................... 78
Section 7.02.     Communications of Holders.................... 78
Section 7.03.     Reports by Trustee........................... 78
Section 7.04.     Reports by the Company....................... 79


                          ARTICLE EIGHT

                      SUCCESSOR CORPORATION

Section 8.01.     When the Company May Merge, etc.............. 79
Section 8.02.     Successor Substituted........................ 80


                           ARTICLE NINE

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.     Without Consent of Holders................... 81
Section 9.02.     With Consent of Holders...................... 81
Section 9.03.     Compliance with Trust Indenture Act.......... 83
Section 9.04.     Revocation and Effect of Consents............ 83
Section 9.05.     Notation on or Exchange of Notes............. 84
Section 9.06.     Trustee May Sign Amendments, etc............. 84


                           ARTICLE TEN

                            COVENANTS

Section 10.01.    Payment of Principal, Premium and

                 Interest ..................................... 85
Section 10.02.    Maintenance of Office or Agency ............. 85
Section 10.03.    Money for Note Payments To Be Held in
                 Trust ........................................ 86

Section 10.04.    Existence...................................  88
Section 10.05.    Payment of Taxes and Other Claims...........  88
Section 10.06.    Maintenance of Properties...................  88
Section 10.07.    Insurance...................................  89
Section 10.08.    Compliance Certificate......................  89
Section 10.09.    Provision of Financial Statements...........  90
Section 10.10.    Pledge of Capital Stock of Park
                 Broadcasting, Inc. and Park
                 Newspapers, Inc..............................  91
Section 10.11.    Limitation on Incurrence of
                 Indebtedness.................................  91
Section 10.12.    Limitation on Restricted Payments...........  94
Section 10.13.    Limitations on Transactions with
                 Affiliates...................................  99
Section 10.14.    Limitation on Asset Sales................... 100
Section 10.15.    Change of Control........................... 105
Section 10.16.    Limitations on Liens........................ 108
Section 10.17.    Limitation on Dividends and Other
                 Payment Restrictions Affecting
                 Subsidiaries................................. 108
Section 10.18.    Limitation on Subsidiary Capital
                 Stock........................................ 109
Section 10.19.    Limitation on Amendment of Tax
                 Sharing Agreement............................ 110
Section 10.20.    Limitation on Line of Business.............. 110
Section 10.21.    Issuance of Contingent Warrants............. 110
Section 10.22.    Offer to Purchase on Public Equity
                 Offering .................................... 111
Section 10.23.    Certain Exceptions for Capital
                 Contributions To Refinance the
                 Existing Credit Facility .................... 114


                          ARTICLE ELEVEN

                       REDEMPTION OF NOTES

Section 11.01.    Optional and Special Redemption ............ 114
Section 11.02.    Applicability of Article ................... 116
Section 11.03.    Election To Redeem; Notice to
                 Trustee ..................................... 116
Section 11.04.    Selection by Trustee of Notes To Be
                 Redeemed .................................... 116

Section 11.05.    Notice of Redemption........................ 117
Section 11.06.    Deposit of Redemption Price................. 118
Section 11.07.    Notes Payable on Redemption
                 Date......................................... 118
Section 11.08.    Notes Redeemed or Purchased in Part......... 119


                          ARTICLE TWELVE

                    SATISFACTION AND DISCHARGE

Section 12.01.    Satisfaction and Discharge of
                 Indenture ................................... 119
Section 12.02.    Application of Trust Money ................. 120


                         ARTICLE THIRTEEN

                     COLLATERAL AND SECURITY

Section 13.01.    Collateral and Pledge Agreement............. 121
Section 13.02.    Recording and Opinions...................... 123
Section 13.03.    Release of Collateral....................... 124
Section 13.04.    Possession and Use of Collateral............ 125
Section 13.05.    Specified Releases of Collateral............ 125
Section 13.06.    Form and Sufficiency of Release............. 127
Section 13.07.    Purchaser Protected......................... 127
Section 13.08.    Authorization of Actions To Be Taken
                 by Trustee Under the Pledge
                 Agreement.................................... 127
Section 13.09.    Authorization of Receipt of Funds by
                 the Trustee Under the Pledge
                 Agreement.................................... 128


TESTIMONIUM .................................................. 129

SIGNATURES ................................................... 129

Exhibit A -   Form of Initial Note ........................... A-1

Exhibit B -   Form of Exchange Note .......................... B-1

Exhibit C -   Form of Certificate To Be Delivered in
             Connection with Transfers to Non-QIB

              Accredited Investors ........................... C-1

Exhibit D -   Form of Certificate To Be Delivered in
             Connection with Transfers Pursuant to
             Regulation S .................................... D-1

Exhibit E -   Form of Securities Pledge Agreement ............ E-1

Exhibit F -   Form of Original Issue Discount
             Legend .......................................... F-1

Schedule A    - List of Unrestricted Subsidiaries as
             of the Issue Date

       INDENTURE, dated as of May 13, 1996, by and between PARK COMMUNICATIONS, INC., a Delaware corporation (the
"Company"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking company, as trustee (the "Trustee").

                    RECITALS

       The Company has duly authorized the creation of an issue of 13-3/4% Senior Pay-in-Kind Notes due 2004 (the "Initial Notes," which term shall include any Notes issued in lieu of cash interest on the Initial Notes prior to the issuance of the Exchange Notes as and to the extent permitted by this Indenture) and Series B 13-3/4% Senior Pay-in-Kind Notes due 2004 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (the "Exchange Notes," which term shall include Notes issued in lieu of cash interest on the Initial Notes or the Exchange Notes if issued on or after the date of initial issuance of the Exchange Notes as and to the extent permitted by this Indenture), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

       All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with the terms hereof.

       NOW, THEREFORE, THIS INDENTURE WITNESSETH:

       For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                  ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

       Section 1.01.  Definitions.

       "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

       "Acquired Person" has the meaning set forth in the definition of "Acquired Debt."

       "Affiliate" means, with respect to any specified
Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

       "Applicable Premium" means, with respect to a Note, the greater of (i) (a) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating thereto assuming a redemption date of May 15, 1999, computed using a discount rate equal to the Treasury Rate plus 75 basis points, minus (b) the then outstanding principal amount of such Note minus (c) accrued interest paid on the date of redemption and (ii) the redemption price applicable to the twelve-month period beginning May 15, 1999.

       "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any property or assets (including by way of a sale-and-leaseback) other than in the ordinary course of business or
(ii) the issuance or sale of Capital Stock of any Restricted Subsidiary (but not of any Unrestricted Subsidiary), in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary); provided, however, that for purposes of Section 10.14, Asset Sales shall not include: (a) a transaction or series of related transactions for which the Company or the applicable Restricted Subsidiary receives aggregate consideration of less than $500,000 in any fiscal year; (b) transactions complying with Section 8.01; (c) any Lien securing Indebtedness to the extent that such Lien is granted in compliance with Section 10.16; (d) any Restricted Payment (or Permitted Investment) permitted by Section 10.12; and (e) any disposition of assets or property to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or any Restricted Subsidiary's business; provided, however, that the fair market value (determined reasonably and in good faith by the Board of

Directors of the Company) of any assets or property so disposed of shall not exceed $500,000 in the aggregate in any given year. Notwithstanding anything in this Indenture to the contrary, (A) no sale, lease, conveyance or other disposition of all or any portion of the Radio Station Assets or dividend from the operations of, or from any sale or disposition of, any Radio Station Assets (unless received in repayment of a Radio
Note) and (B) no sale, lease, conveyance or other disposition of all or any portion of any property or assets used in or related to the television station WUTR (including by way of the sale of the Capital Stock of the Subsidiary owning such property or assets) shall be deemed an Asset Sale; provided, however, that any transaction (or series of transactions) described in clause (B) is in the aggregate for fair market value.

       "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

       "Board of Directors" means, with respect to any Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

       "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

       "Broadcasting" means Park Broadcasting, Inc., a
Delaware corporation and a Subsidiary of the Company, and its successors and assigns.

       "Broadcasting Notes" means the $241 million aggregate principal amount of 11-3/4% Senior Notes due 2004 of Broadcasting to be issued under an indenture to be dated
May 13, 1996 between Broadcasting and IBJ Schroder Bank & Trust
Company, as trustee.

       "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York, are authorized or obligated by law, regulation or executive order to close.

       "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

       "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

       "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued, fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition,
(c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (d) money market accounts or funds with or issued by Qualified Issuers.

       "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Company or PAI, as the case may be; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or PAI, as the case may be (together with any new directors whose election to such Board of

Directors, or whose nomination for election by the stockholders of the Company or PAI, as the case may be, was approved by a vote of the Permitted Holders who at the time of the vote are stockholders of the Company or PAI, as the case may be, or either (i) 66-2/3% or (ii) all remaining members of the Board of Directors of the Company or PAI, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors of the Company or PAI, as the case may be, then in office; (c) the sale or other disposition of all or substantially all of the Capital Stock or assets of the Company or PAI, as the case may be, to any "person" or "group" (as defined in Rule 13d-5 under the Exchange Act), other than to the Permitted Holders, as an entirety or substantially as an entirety in a single transaction or a series of related transactions; or (d) the Company or PAI, as the case may be, consolidates with or merges with or into another Person or any Person consolidates with or merges with or into the Company, other than in any such transaction where immediately after such transaction the "beneficial owners" of the Voting Stock of the Company or PAI, as the case may be, immediately prior to such transaction or the Permitted Holders own at least a majority of the voting power of the outstanding Voting Stock of the Surviving Person immediately after the consummation of such transaction. For purposes of the foregoing definition of Change of Control, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

       "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

       "Collateral" means the "Pledged Collateral" as defined in the Pledge Agreement.

       "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

       "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

       "Company Request" or "Company Order" means a written request or order of the Company signed in the name of the Company by an officer of the Company.

       "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amor-tization of debt discount, (b) the net payments, if any, under Interest Rate Agreement Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, and (d) accrued interest, plus (ii) the interest component of all Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period, and all capitalized interest of the Company and the Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

       "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied and adjusted (i) by adding the amount of management advisory fees paid by the Company to PAI for such period and deducted in calculating such net income (or loss) and (ii) to the extent included in calculating such net income (or loss), by excluding, without duplication, (a) all extraordinary gains but not losses (less all fees and expenses relating thereto), together with any related provisions for taxes, (b) the portion of net income (or loss) of the Company and the Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid in cash to the Company or the Restricted Subsidiaries by such other Persons during such period (subject in the case of any such dividend or distribution to any Restricted Subsidiary to the limitations set forth in clause (e) below), (c) net income (or loss) of any Person combined with the Company or any of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(d) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, without limitation, pursuant to sale-and-leaseback transactions) other than in the ordinary course of business together with any related provisions for taxes and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (regardless of any waiver in respect thereof).

       "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

       "consolidation" means, with respect to any Person, the consolidation of the accounts of its Restricted Subsidiaries with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

       "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at One State
Street, New York, New York 10004.

       "Cumulative Interest Expense" means, as of any date of determination, the amount from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period, of the sum of
(i) the interest expense of the Company for such period, determined in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under Interest Rate Agreement Obligations (including amortization of discounts),
(c) the interest portion of any deferred payment obligation and
(d) accrued interest, plus (ii) the interest component of all Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company, in each case determined in accordance with GAAP consistently applied.

       "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from the Issue Date to the end of the Company's most recently ended fiscal quarter prior to such date, taken as a single accounting period.

       "Debt to Operating Cash Flow Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Company and the Restricted Subsidiaries (other than any Disqualified Stock owned by the Company or any Wholly Owned Restricted Subsidiary) determined in accordance with GAAP, to (ii) Operating Cash Flow of the Company and the Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date, determined on a pro forma basis (without giving effect to clause (ii)(c) of the definition of Consolidated Net Income) after giving pro forma effect to (A) the incurrence of any Indebtedness being incurred on such date of determination and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness; (B) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and
(C) any acquisition or disposition by the Company and the Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated, with respect to any acquisition, on the first day of, and with respect to any disposition, immediately prior to the first day of, such four-quarter period.

       "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

       "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

       "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary and (ii) any Capital Stock of the Company that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to purchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section 10.15 and such Capital Stock specifically provides that the Company will not purchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to the provisions of Section 10.15.

       "Dollars" or "$" means lawful money of the United
States of America.

       "Equity Market Capitalization" of any Person means the aggregate market value of the outstanding Capital Stock (other than Preferred Stock and excluding any such Capital Stock held in treasury by such Person) of such Person of a class that is listed or admitted to unlisted trading privileges on a United States national securities exchange or included for trading on the Nasdaq National Market System. For purposes of this definition the "market value" of any such Capital Stock shall be the average of the high and low sale prices or, if no sales are reported, the average of the high and low bid prices, as reported on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on a national securities exchange, as reported by Nasdaq, for each trading day in a 20 consecutive trading day period ending not more than 45 days prior to the date such Person commits to make an investment in the Capital Stock of the Company.

       "Event of Default" shall have the meaning specified in Section 5.01 hereof.

       "Exchange Act" means the Securities Exchange Act of
1934, as amended.

       "Exchange Notes" has the meaning provided in the first paragraph of the recitals hereof.

       "Existing Credit Facility" means the Base Loan and
Additional Loan Credit Agreement among the Company, its
Subsidiaries named therein and the lenders party thereto, dated on or about May 11, 1995, as amended and in effect on the Issue
Date.

       "fair market value" means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

       "GAAP" means, as of any date, generally accepted accounting principles in the United States and not including any interpretations or regulations that have been proposed but that have not become effective.

       "Global Note" has the meaning provided in Section
2.01.

       "guarantee" or "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

       "Holder" or "Noteholder" means a Person in whose name a Note is registered in the Note Register.

       "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument,
(ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien (other than any Permitted Lien) on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of the amount of the debt secured thereby or the value of the property subject to such Lien (it being understood that if such debt exceeds the value of such property, the full amount thereof shall be included in this definition), (vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding,
(vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses
(i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries (i) shall be determined in accordance with GAAP and (ii) shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, film contracts and non-interest bearing installment obligations and accrued liabili-ties incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accor-dance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebt-edness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock.

       "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

       "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or
(ii) who is a director, employee, associate or Affiliate of another party (other than the Company or any of its Subsidiaries) to the transaction in question.

       "Initial Notes" has the meaning provided in the first paragraph of the recitals hereof.

       "Initial Purchasers" means Merrill Lynch, Pierce,
Fenner & Smith Incorporated and Goldman, Sachs & Co.

       "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

       "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities

Act.

       "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

       "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

       "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

       "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

       "Issue Date" means the date of first issuance of the Notes under this Indenture, May 13, 1996.

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

       "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such

Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of the Restricted Subsidiaries in connection with such Asset Sale, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale.

       "New Credit Agreements" means (i) a credit facility to be entered into by Broadcasting, its Subsidiaries party thereto and the lenders named therein, as the same may be amended, modified, renewed, refunded, replaced or refinanced (collectively, "refinanced") from time to time, including
(A) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified or refinanced from time to time, and (B) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification or re-financing, such facility in an aggregate amount not to exceed $15 million at any one time outstanding; and (ii) a credit facility to be entered into by Newspapers, its Subsidiaries party thereto and the lenders named therein, as the same may be amended, modified, renewed, refunded, replaced or refinanced (collectively, "refinanced") from time to time, including
(A) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified or refinanced from time to time, and (B) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification or re-financing, such facility in an aggregate amount not to exceed $10 million at any one time outstanding.

       "Newspapers" means Park Newspapers, Inc., a Delaware corporation and a Subsidiary of the Company, and its successors and assigns.

       "Newspapers Notes" means the $155 million aggregate principal amount of 11-7/8% Senior Notes due 2004 of Newspapers issued under an indenture dated May 13, 1996 between Newspapers and IBJ Schroder Bank & Trust Company, as trustee.

       "Non-U.S. Person" means a person who is not a U.S.
person, as defined in Regulation S.

       "Notes" mean (i) the Initial Notes (including any Initial Notes issued in lieu of cash interest on the Initial Notes as and to the extent permitted by this Indenture) and the Exchange Notes (including any Exchange Notes issued in lieu of cash interest on the Initial Notes and the Exchange Notes as and to the extent permitted by this Indenture) and (ii) any Warrant Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

       "Obligations" means any principal, interest
(including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

       "Offering Memorandum" means the offering memorandum dated as of May 6, 1996 relating to the offering of the Notes.

       "Officer" means, with respect to any Person, the President and Chief Operating Officer, any Vice President, the
Chief Financial Officer and the Treasurer, or any other officer designated by the Board of Directors serving in a similar capacity.

       "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Operating Officer, the Chief Financial Officer or a Vice President of such Person, and by the Secretary or Assistant Secretary of such Person, and delivered to the Trustee.

       "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, plus, without duplication, (i) extraordinary net losses and net losses realized on any sale or other disposition of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and the Restricted Subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges (excluding non-cash charges associated with changes in working capital and other balance sheet changes in the ordinary course of business), to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles), plus (v) the difference of
(A) the amount of cash payments actually received by the Company under its network affiliation agreements less (B) the actual amount of revenue recognized thereunder in accordance with GAAP.

       "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

       "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

       (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

       (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly and irrevocably given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

       (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

       (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor.

       "PAI" means Park Acquisitions, Inc., a Delaware corporation, and its successors and assigns.

       "Paying Agent" means any Person authorized by the Company to pay the principal, premium, if any, or interest on any Notes on behalf of the Company.

       "Permitted Holders" means (i) each of (A) Gary B.
Knapp, a natural person resident in Lexington, Kentucky on the Issue Date, (B) Donald R. Tomlin, Jr., a natural person resident in Columbia, South Carolina on the Issue Date, and (C) PAI so long as PAI is controlled by Persons who would otherwise be "Permitted Holders" hereunder; (ii) the spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) of (A) any of the Persons described in clause (i) or
(B) any spouse, ancestor, sibling or descendant (including children or grandchildren by adoption) of any of the Persons described in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and
(ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company;
(iv) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect or appoint not less than a majority of the members of the Board of Directors of such Person.

       "Permitted Investments" means (i) any Investment in the Company or any Wholly Owned Restricted Subsidiary; (ii) any
Investment in Cash Equivalents; (iii) any Investment in a

Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Wholly Owned Restricted Subsidiary, or (b) the Acquired Person either (1) is merged or consolidated with or into the Company or any Wholly Owned Restricted Subsidiary and the Company or such Wholly

Owned Restricted Subsidiary is the Surviving Person, or
(2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Restricted Subsidiary; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale that complies with Section 10.14; provided, however, the fair market value of such securities does not exceed 15% of the aggregate consideration received at the time of such Asset Sale;
(vi) Interest Rate Agreement Obligations permitted pursuant to the second paragraph of Section 10.11; (vii) any other Investments that do not exceed $5.0 million in amount in the aggregate at any one time outstanding; (viii) Investments for which the sole consideration provided is Capital Stock (other than Disqualified Stock) of the Company and (ix) Investments existing on the Issue Date.

       "Permitted Liens" means (i) Liens permitted by the indentures governing the Broadcasting Notes and the Newspapers Notes as in effect on the Issue Date; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens arising from Capital Lease Obligations permitted under this Indenture; (v) Liens arising from Purchase Money Indebtedness permitted under this Indenture; (vi) Liens in respect of Interest Rate Agreement Obligations permitted under this Indenture; (vii) Liens in favor of the Company or any Restricted Subsidiary; (viii) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (ix) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (x) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP; (xi) easements, reservations, licenses, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary; (xii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; and
(xiii) any Lien to secure the refinancing of any Indebtedness described in the foregoing clauses; provided, however, that to the extent any such clause limits the amounts secured or the assets subject to such Liens, no refinancing shall increase the assets subject to such Liens or the amounts secured thereby beyond the assets or amounts set forth in such clause.

       "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       "Pledge Agreement" means the Pledge Agreement substantially in the form of Exhibit E hereto as such agreement may be amended or modified from time to time in accordance with its terms.

       "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

       "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular
Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

       "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes

(however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

       "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.05.

       "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company or PAI, pursuant to an effective registration statement filed under the Securities Act; provided, however, that with respect to any such public equity offering by PAI, cash proceeds from such public equity offering equal to not less than (i) with respect to any redemption prior to December 31, 1997, 112.0% and (ii) with respect to any redemption on or after December 31, 1997, 113.0% of the aggregate principal amount of the Notes to be redeemed are received by the Company as a capital contribution immediately prior to such redemption and, with respect to any issuance by the Company or PAI, to the extent that the proceeds therefrom are not used to effect a redemption of the Broadcasting Notes or the Newspapers Notes.

       "Purchase Money Indebtedness" means Indebtedness of the Company and the Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and the Restricted Subsidiaries.

       "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

       "Qualified Issuer" means (A) any lender that is a party to the Senior Credit Facility; and (B) any commercial bank (i) which has capital and surplus in excess of $80,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

       "Radio Station Assets" means (i) the business and assets of each of the following Subsidiaries of the Company:
Park Broadcasting of Florida, Inc.; Park Radio of Greater New York, Inc.; Park Broadcasting of Iowa, Inc.; Park Radio of Iowa, Inc.; Roy H. Park Broadcasting of the Midwest, Inc.; Roy H. Park Broadcasting of Minnesota, Inc.; Roy H. Park Broadcasting of the Lake Country, Inc.; Roy H. Park Broadcasting of Oregon, Inc.; Contemporary FM, Inc.; Roy H.

Park Radio, Inc.; Roy H. Park FM Broadcasting of East Carolina, Inc.; Roy H. Park Broadcasting of Syracuse, Inc.; and Roy H. Park Broadcasting of Washington, Inc. and (ii) the business and assets of the following Subsidiaries of the Company which are related to the operation of the radio broadcasting business of such Subsidiaries: Roy H. Park Broadcasting of Tennessee, Inc. and Roy H. Park Broadcasting of Virginia, Inc.

       "Rating Agency" means any of (i) S&P, (ii) Moody's or
(iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company which shall be substituted for S&P or Moody's or both, as the case may be.

       "Rating Category" means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Aaa, Aa, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and
(iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

       "Rating Decline" means the occurrence on, or within 60 days after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or Persons controlling the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of the following: (i) if the Notes are rated by either Rating Agency as Investment Grade immediately prior to the beginning of such period, the rating of the Notes by both Rating Agencies shall be below Investment Grade; or (ii) if the Notes are rated below Investment Grade by both Rating Agencies immediately prior to the beginning of such period, the rating of the Notes by either Rating Agency (or both) shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

       "Redemption Date" means, with respect to any Note to be redeemed, any date fixed for such redemption by or pursuant to this Indenture and the terms of the Notes.

       "Redemption Price" means, with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Notes.

       "Registration Rights Agreement" means the
Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers for the benefit of themselves and the Holders as the same may be amended from time to time in accordance with the terms thereof.

       "Regular Record Date" means the Regular Record Date specified in the Notes.

       "Regulation S" means Regulation S under the
Securities Act.

       "Responsible Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

       "Restricted Investment" means any Investment other than a Permitted Investment.

       "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of the Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary); (ii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Wholly Owned Restricted Subsidiary); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under
Section 10.11; or (iv) any Restricted Investment. Notwithstanding anything in this Indenture to the contrary, any transaction consummated by Broadcasting or Newspapers which would otherwise be a Restricted Investment under this Indenture shall not be prohibited by this Indenture (but shall still count as a Restricted Investment) if made in accordance with the provisions of the indenture governing the Broadcasting Notes (with respect to Broadcasting) or the Newspapers Notes (with respect to Newspapers) as in effect on the Issue Date.

       "Restricted Payment Basket" means as of any date an amount equal to (a) the cumulative amount of cash dividends received by the Company from its Subsidiaries since the Issue Date (other than any dividends of the proceeds of the Broadcasting Notes and the Newspapers Notes) minus (b) the sum of (i) the Cumulative Interest Expense of the Company and (ii) the cumulative amount of provision for taxes based on income of the Company since the Issue Date.

       "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

       "Restricted Subsidiary" means each direct or indirect
Subsidiary of the Company other than an Unrestricted
Subsidiary.

       "Rule 144A" means Rule 144A under the Securities Act.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Senior Credit Facility" means the Credit Agreement, entered into on May 13, 1996, between the Company, the Subsidiaries of the Company named therein and the lenders named therein, as the same may be amended or modified or renewed, refunded, replaced or refinanced (collectively, "refinanced") from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified or refinanced from time to time, and
(ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification or refinancing; provided, however, that (A) no amendment, modification or refinancing shall be permitted unless the terms thereof require substantially the same application of the proceeds of the sale or other disposition of the Radio Station Assets (including amount and timing) to the repayment of Indebtedness under the Senior Credit Facility (and do not require prepayment from the sale or other disposition of or any different restriction (as compared to the terms in effect on the Issue Date) in respect of KEZX-AM and KWJZ-FM) and (B) after any such time as the $58 million aggregate principal amount outstanding under the Senior Credit Facility on the Issue Date is first repaid other than through a refinancing, the Senior Credit Facility shall be deemed not to exist for purposes of any exception to the covenants herein.

       "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

       "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which any principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

       "Strategic Equity Investment" means the issuance and sale of Capital Stock (other than Disqualified Stock) of the Company or PAI to a Person substantially engaged in the television broadcasting or newspaper publishing business or any other business reasonably related to the Company's business that has an Equity Market Capitalization of at least $350.0 million; provided, however, that with respect to any such issuance by PAI, cash proceeds from such issuance equal to not less than (i) with respect to any redemption effected prior to December 31, 1997, 112.0% and (ii) with respect to any redemption effected on or after December 31, 1997, 113.0% of the aggregate principal amount of the Notes to be redeemed are received by the Company as a capital contribution immediately prior to such redemption and, with respect to any issuance by the Company or PAI, to the extent that the proceeds therefrom are not used to effect a redemption of the Broadcasting Notes or Newspapers Notes.

       "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or
(iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

       "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

       "Tax Sharing Agreement" means the Intercorporate Tax
Sharing Agreement among PAI and its Subsidiaries dated on or about (but not after) the Issue Date, as amended or supplemented from time to time in accordance herewith.

       "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term to May 15, 1999; provided, however, that if the then remaining term to May 15, 1999 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to May 15, 1999 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

       "Trust Indenture Act" or "TIA" means the Trust
Indenture Act of 1939, as amended, and as in effect from time to time.

       "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

       "Unrestricted Subsidiary" means (A) as of the Issue

Date, each Subsidiary listed on Schedule A hereto and (B) any other Subsidiary of the Company designated as an Unrestricted Subsidiary by the Board of Directors of the Company; provided, however, that for purposes of this clause (B) (i) the Subsidiary to be so designated (x) (I) has total assets with a fair market value at the time of such designation of $1,000 or less or (II) is being so designated prior to the acquisition by the Company of such Subsidiary by merger or consolidation with an Unrestricted Subsidiary, and (y) does not own any Capital Stock of the Company or any Restricted Subsidiary, (ii) if such Subsidiary is acquired by the Company, such Subsidiary is designated as an Unrestricted Subsidiary prior to the consummation of such acquisition, (iii) no Default or Event of Default shall have occurred and be continuing, (iv) no portion of any Indebtedness or any other Obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by, or is otherwise the subject of credit support provided by, the Company or any of the Restricted Subsidiaries, (b) is recourse to or obligates the Company or any of the Restricted Subsidiaries in any way, or (c) subjects any property or asset of the Company or any of the Restricted Subsidiaries directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness or other obligation, (v) neither the Company nor any of the Restricted Subsidiaries has any contract, agreement, arrangement or understanding with such Subsidiary other than on terms as favorable to the Company or such Restricted Subsidiary as those that might be obtained at the time from Persons that are not Affiliates of the Company, and (vi) neither the Company nor any of the Restricted Subsidiaries has any obligations (a) to subscribe for additional shares of Capital Stock of such Subsidiary, or
(b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certificate stating that such designation complies with the foregoing conditions. The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, including, without limitation, under Sections 10.11 and 10.16, assuming the incurrence by the Company and the Restricted Subsidiaries at the time of such designation of all existing Indebtedness and Liens of the Unrestricted Subsidiary to be so designated as a Restricted Subsidiary. In the event of any Disposition involving the Company in which the Company is not the Surviving Person, the Board of Directors of the Surviving Person may
(x) prior to such Disposition, designate any of its Subsidiaries, and any of the Company's Subsidiaries being acquired pursuant to such Disposition that are not Restricted Subsidiaries, as Unrestricted Subsidiaries, and (y) after such Disposition, designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary under the same conditions and in the same manner as the Company under the terms of this Indenture.

       "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

       "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time the stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

       "Warrant Agreement" means the Warrant Agreement dated as of May 13, 1996 between the Company and IBJ Schroder Bank &
Trust Company, as Warrant Agent.

       "Warrant Notes" means any 13-3/4% Senior Pay-in-Kind
Notes due 2004 issued pursuant to the terms of this Indenture to repurchase Warrants on the terms as provided in the Warrant
Agreement (as in effect on the date hereof).

       "Warrant Registration Rights Agreement" means the

Registration Rights Agreement dated as of May 13, 1996 between the Company and the Initial Purchasers.

       "Wholly Owned Restricted Subsidiary" means any
Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares) are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

       Section 1.02.  Other Definitions.

                                                    Defined in
       Term                                            Section

       "Act"                                              1.05
       "Affiliate Transaction"                           10.13
       "Agent Members"                                    2.04
       "Asset Sale Offer"                                10.14
       "Asset Sale Offer Price"                          10.14
       "Asset Sale Offer Trigger Date"                   10.14
       "Authenticating Agent"                             2.02
       "Change of Control Date"                          10.15
       "Change of Control Offer"                         10.15
       "Change of Control Purchase Date"                 10.15
       "Change of Control Purchase Price"                10.15
       "covenant defeasance"                              4.03
       "Defaulted Interest"                               3.07
       "defeasance"                                       4.02
       "Defeased Notes"                                   4.01
       "Equity Offer Purchase Date"                      10.22
       "Equity Offer Trigger Date"                       10.22
       "Equity Proceeds Offer"                           10.22
       "Excess Proceeds"                                 10.14
       "First Equity Offering Optional
         Redemption Price"                               11.01
       "Global Note"                                      2.01
       "incur"                                           10.11(a)
       "Note Register"                                    3.05
       "Note Registrar"                                   3.05
       "Notice of Default"                                5.01
       "Offshore Physical Note"                           2.01
       "Optional Redemption Price"                       11.01
       "Other Obligations"                                1.20
       "Permitted Indebtedness"                          10.11
       "Permitted Payments"                              10.12
       "Physical Notes"                                   2.01
       "Radio Station Note"                              10.14
       "Required Filing Dates"                           10.09
       "Restricted Payment Offer"                        10.12(c)

       "Restricted Payment Offer Price"                  10.12(c)
       "Restricted Payment Purchase Date"                10.12(c)
       "Second Equity Offering Optional
         Redemption Price"                               11.01
       "U.S. Physical Notes"                              2.01

       Section 1.03.  Rules of Construction.

       For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

       (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

       (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

       (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

       (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

       (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation"; and

       (g) any reference to a Section or Article refers to such Section or Article of this Indenture.

       Section 1.04.  Form of Documents Delivered to
Trustee.

       Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with
Section 314(c) of the Trust Indenture Act.

       Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

       (a)  a statement that the Person making such
   certificate or Opinion of Counsel has read such covenant or condition;

       (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

       (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

       (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

       In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

       Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

       Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

       Section 1.05.  Acts of Holders.

       (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

       (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient including, without limitation, by verification from a notary public or signature guarantee.

       (c) The ownership of Notes shall be proved by the Note Register.

       (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

       Section 1.06.  Notices, etc., to the Trustee and the
Company.

       Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

       (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at One State Street, New York, New York 10004 or at any other address previously furnished in writing to the Holders and the Company by the Trustee or at the office of any drop agent specified to the Holders and the Company from time to time; and

       (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company, c/o Park Communications, Inc., addressed to it at 1700 Vine Center Office Tower, 333 West Vine Street, Lexington, Kentucky 40507, Attention: Wright M. Thomas, or at any other address previously furnished in writing to the Trustee by the Company.

       Section 1.07.  Notice to Holders; Waiver.

       Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

       In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

       Section 1.08.  Conflict with Trust Indenture Act.

       If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

       If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture
Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

       Section 1.09.  Effect of Headings and Table of
Contents.

       The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       Section 1.10.  Successors and Assigns.

       All covenants and agreements in this Indenture by the Company and Trustee shall bind their respective successors and assigns, whether so expressed or not.

       Section 1.11.  Separability Clause.

       In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       Section 1.12.  Benefits of Indenture.

       Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any Person
(other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

       Section 1.13.  GOVERNING LAW.

       THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

       Section 1.14.  No Recourse Against Others.

       No director, officer, employee or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture. Each holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

       Section 1.15.  Independence of Covenants.

       All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

       Section 1.16.  Exhibits and Schedules.

       All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

       Section 1.17.  Counterparts.

       This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

       Section 1.18.  Duplicate Originals.

       The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

       Section 1.19.  Incorporation by Reference of TIA.

       Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.


                  ARTICLE TWO

                 SECURITY FORMS

       Section 2.01.  Form and Dating.

       The Initial Notes (including any Initial Notes issued in lieu of cash interest on the Initial Notes) and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto and the Exchange Notes (including any Exchange Notes issued in lieu of cash interest on the Initial Notes and the Exchange Notes), the Warrant Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto; provided, however, that any Notes issued in lieu of cash interest and the Warrant Notes shall state that interest shall accrue from the most recent date to which interest has been paid or duly provided for on such Note or, if no interest has been paid on such Note, from the date that such Note was first issued. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

       Notes issued with original issue discount shall bear the legend set forth on Exhibit F hereto.

       The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the depository thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.03 hereof. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

       Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." Physical Notes shall initially be registered in the name of the Depository or a nominee of such Depository and be delivered to the Trustee as custodian for such Depository. Beneficial owners of Physical Notes, however, may request registration of such Physical Notes in their names or the names of their nominees.

       Section 2.02.  Execution and Authentication;
Aggregate Principal Amount.

       The Notes shall be executed on behalf of the Company by an Officer of the Company. The signature of any Officer on the Notes may be manual or facsimile.

       If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

       A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

       The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $80,000,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes,

(iii) Notes issued pursuant to this Indenture as interest on the Notes in lieu of cash interest on the Notes (not to exceed $39,500,000 plus the principal amount of any Notes issued in lieu of cash for Additional Interest due on the Notes pursuant to the Registration Rights Agreement) and (iv) Warrant Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. Notes issued in lieu of cash interest on the Initial Notes shall be additional Initial Notes if issued prior to the issuance of the Exchange Notes and Notes issued in lieu of cash interest on the Initial Notes or the Exchange Notes shall be additional Exchange Notes if issued on or after the date of initial issuance of the Exchange Notes. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes or Notes issued in lieu of cash interest on the Notes or Warrant Notes and whether the Notes are to be issued as Physical Notes or a Global Note or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $80,000,000 plus (i) the aggregate principal amount of Notes issued in accordance with this Indenture in lieu of cash interest on the Notes (not to exceed $39,500,000 plus the principal amount of any Notes issued in lieu of cash for Additional Interest due on the Notes pursuant to the Registration Rights Agreement) and (ii) Warrant Notes, except as provided in Section 3.06 hereof.

       The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

       Section 2.03.  Restrictive Legends.

       Each Global Note and Physical Note that constitutes a
Restricted Security shall bear the following legend (the
"Private Placement Legend") on the face thereof until the third anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof:

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
   U.S. SECURITIES ACT OF 1933, AS AMENDED (THE
   "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE
   OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR

   FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT
   AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF,
   THE HOLDER (1) REPRESENTS THAT (A) IT IS A
   "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN
   RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS
   AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED
   IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE
   SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C)
   IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
   SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES
   THAT IT WILL NOT WITHIN THREE YEARS AFTER THE
   ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR
   OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO
   THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE
   THE UNITED STATES TO A QUALIFIED INSTITUTIONAL
   BUYER IN COMPLIANCE WITH RULE 144A UNDER THE
   SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN
   INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO
   SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS
   BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE OR
   TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN
   REPRESENTATIONS AND AGREEMENTS RELATING TO THE
   RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE
   FORM OF WHICH LETTER CAN BE OBTAINED FROM THE
   TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED
   STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE
   WITH RULE 904 OF REGULATION S UNDER THE SECURITIES
   ACT, (E) PURSUANT TO THE EXEMPTION FROM
   REGISTRATION PROVIDED BY RULE 144 UNDER THE
   SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO
   AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
   SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER
   TO EACH PERSON TO WHOM THIS SECURITY IS
   TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT
   OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER
   OF THIS SECURITY WITHIN THREE YEARS AFTER THE
   ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED
   TRANSFEREE IS AN INSTITUTIONAL ACCREDITED
   INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER,
   FURNISH TO THE TRUSTEE AND THE COMPANY SUCH
   CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER
   INFORMATION AS EITHER OF THEM MAY REASONABLY
   REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING
   MADE PURSUANT TO AN EXEMPTION FROM, OR IN A
   TRANSACTION NOT SUBJECT TO, THE REGISTRATION

   REQUIREMENTS OF THE SECURITIES ACT.  AS USED
   HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED
   STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN
   TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

       Each Global Note shall also bear the following legend on the face thereof:

   UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN
   PART FOR SECURITIES IN DEFINITIVE FORM, THIS
   SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE
   BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY,
   OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY
   THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR
   DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR
   DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR
   DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED
   BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
   TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO
   THE COMPANY OR ITS AGENT FOR REGISTRATION OF
   TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
   ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
   SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
   REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS
   MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
   REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),
   ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE
   OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
   INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &
   CO., HAS AN INTEREST HEREIN.

   TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED
   TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO
   NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF
   OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF
   PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED
   TO TRANSFERS MADE IN ACCORDANCE WITH THE
   RESTRICTIONS SET FORTH IN SECTION 2.05 OF THE
   INDENTURE.

       Section 2.04.  Book-Entry Provisions for Global
Security.

       (1)  The Global Note initially shall (i) be
registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section
2.15.

       Members of, or participants in, the Depository

("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

       (2) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.05 hereof. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or
(ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

       (3) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (2), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

       (4) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (2), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

       (5) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (2) or (3) shall, except as otherwise provided by paragraphs (1)(a)(x) and (3) of Section
2.05 hereof, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.03 hereof.

       (6) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

       Section 2.05.  Special Transfer Provisions.

       (1) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

       (a) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the third anniversary of the Issue Date or (y) (A) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (B) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

       (b) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (a) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (i) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (ii) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical

Notes of like tenor and amount.

       (2) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB
(excluding transfers to Non-U.S. Persons):

       (a) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

       (b) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

       (3) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the third anniversary of the Issue Date, or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

       (4) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

       The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.04 hereof or this Section 2.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.


                  ARTICLE THREE

                   THE NOTES

       Section 3.01.  Title and Terms.

       The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $80,000,000, except as provided in the next sentence hereof and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.05, 10.12, 10.14,
10.15, 10.22 or 11.08. In addition, Notes may be issued in lieu of cash interest on the Notes as and to the extent provided in this Indenture and Warrant Notes may be issued.

       The Notes shall be known and designated as the "13-3/4% Senior Pay-in-Kind Notes due 2004" of the Company. The final Stated Maturity of the Notes shall be May 15, 2004. Interest on the Notes will accrue at the rate of 13-3/4% per annum and will be payable semi-annually in arrears on May 15 and November 15 in each year, commencing on November 15, 1996, to holders of record on the immediately preceding May 1 and November 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date such Notes were issued. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Through May 15, 1999, interest is payable at the option of the

Company, in whole but not in part, by the issuance of additional Notes (valued at 100% of the face amount thereof) in lieu of cash interest; provided, however, that in connection with any redemption or repurchase of the Notes as permitted or required by this Indenture and upon the acceleration of the maturity of the Notes pursuant to this Indenture, all accrued and unpaid interest shall be payable solely in cash. After
May 15, 1999, accrued and unpaid interest (including any interest accruing on Defaulted Interest to the extent permitted by law) is payable solely in cash.

       Section 3.02.  Denominations.

       The Notes shall be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof (other than (i) Notes issued in lieu of cash interest on the Notes as and to the extent permitted herein; (ii) Warrant Notes and (iii) Notes issued on transfer or exchange of other Notes to the extent either (A) in excess of an integral multiple of $1,000 or (B) the Notes so transferred or exchanged do not aggregate an integral multiple of $1,000).

       Section 3.03.  [Intentionally Omitted]

       Section 3.04.  Temporary Notes.

       Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

       If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this

Indenture as definitive Notes.

       Section 3.05.  Registration, Registration of Transfer
and Exchange.

       The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to
Section 10.02 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as the Person appointed as being responsible for the keeping of the Note Register (the "Note Registrar") may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby initially appointed Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

       Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount.

       At the option of the Holder, Notes in certificated form may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

       All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange and no such transfer or exchange shall constitute a repayment of any obligation nor create any new obligations of the Company.

       Every Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Note Registrar) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

       No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05, 10.12, 10.14, 10.15, 10.22 or 11.08 not involving any transfer.

       The Company shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

       When Notes are presented to the Note Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Note Registrar's request.

       Section 3.06.  Mutilated, Destroyed, Lost and Stolen
Notes.

       If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss which either of them may suffer if a Note is replaced, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

       Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

       Every replacement Note issued pursuant to this
Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

       The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

       Section 3.07.  Payment of Interest; Interest Rights
Preserved.

       Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid by check or wire transfer or, at any time on or prior to May 15, 1999, by the issuance of additional Notes for all interest then accrued and unpaid (such Notes valued at 100% of the face amount thereof) to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest. Any accrued and unpaid interest paid after May 15, 1999 and any interest due upon redemption, repurchase or acceleration of the Notes shall be paid only in cash.

       Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

       (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money (or, for any

   Defaulted Interest relating to interest accrued on or prior to May 15, 1999, additional Notes issued in lieu of cash interest; to the extent such Defaulted Interest represents interest (including interest accruing on defaulted interest (to the extent lawful)) after May 15, 1999 such interest is payable solely in cash) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money (or Notes, if applicable) when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

       (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

       Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

       Section 3.08.  Persons Deemed Owners.

       Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

       Section 3.09.  Cancellation.

       All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, as evidenced by a Company Order instructing the Trustee that all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed in accordance with the applicable governmental record retention regulations and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Notes be returned to it. The Trustee shall provide the Company with a list of all Notes that have been cancelled from time to time as requested by the Company.

       Section 3.10.  Computation of Interest.

       Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

       Section 3.11.  Legal Holidays.

       In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted
Interest or Stated Maturity of any Note shall not be a Business

Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption

Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

       Section 3.12.  CUSIP Number.

       The Company in issuing the Notes may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. All Notes shall bear identical CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of the Notes.

       Section 3.13.  Payment of Additional Interest Under
Registration Rights Agreement.

       Under certain circumstances the Company will be obligated to pay certain additional amounts of interest to the Holders, as more particularly set forth in section 2(e) of the Registration Rights Agreement, the terms which are hereby incorporated herein by reference.

                  ARTICLE FOUR

            DEFEASANCE OR COVENANT DEFEASANCE

       Section 4.01.  The Company's Option To Effect
Defeasance or Covenant Defeasance.

       The Company may, at its option, at any time, elect to have terminated the obligations of the Company with respect to Outstanding Notes, as set forth in this Article, and elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in Section 4.04.

       Section 4.02.  Defeasance and Discharge.

       Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder:
(a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.04, 3.05, 3.06, 7.01 and 10.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may, at its option and at any time, exercise its option under this
Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Notes.

       Section 4.03.  Covenant Defeasance.

       Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.06 through 10.22 and the provisions of Article Eight shall not apply, with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

       Section 4.04.  Conditions to Defeasance or Covenant
Defeasance.

       The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Outstanding
Notes:

       (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) money, in United States dollars, in an amount, or (b) U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on Defeased Notes not later than one day before the due date of any payment, or (c) a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes on the Stated Maturity or otherwise in accordance with the terms of this Indenture and the Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes; provided, further, however, that from and after the time of deposit, the money or U.S. Government Obligations deposited shall not be subject to the rights of the holders of other Indebtedness of the Company;

       (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(f) or (g) is concerned, at any time during the period ending on the ninety-first day after the date of such deposit;

       (3) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company;

       (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound (including, without limitation, the Warrant Agreement);

       (5) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel recognized in the United States stating that
   (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
   (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

       (6) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel recognized in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

       (7) The Company shall have delivered to the Trustee an Opinion of Counsel in form and substance reasonably acceptable to the Trustee to the effect that (x) the trust funds established pursuant to this Article will not be subject to any rights of any other holders of Indebtedness of the Company (other than Holders of the Notes), and
   (y) after the 91st day following the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

       (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03, as the case may be, have been complied with and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

       Opinions required to be delivered under this Section shall be in compliance with the requirements set forth in
Section 1.04 and this Section 4.04.

       Section 4.05.  Deposited Money and U.S. Government
Obligations To Be Held in Trust; Other Miscellaneous Provi-sions.

       Subject to the provisions of the last paragraph of
Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article Six, collectively for purposes of this
Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

       The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

       Section 4.06.  Reinstatement.

       If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section

4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

       Section 4.07.  Repayment to Company.

       The Trustee shall pay to the Company upon its written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Noteholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                  ARTICLE FIVE

                   REMEDIES

       Section 5.01.  Events of Default.

       "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

       (a) the Company shall fail to pay interest on the Notes (including any Additional Interest as defined in the

   Registration Rights Agreement) when the same becomes due and payable and such failure shall continue for 30 days or more; or

       (b) the Company shall fail to pay principal of or premium, if any, on the Notes when and as the same shall become due and payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase, or otherwise; or

       (c) the Company shall fail to comply with any of its other covenants, agreements or warranties in this Indenture or the Pledge Agreement (other than the defaults specified in clauses (a) and (b) above), which failure continues (A) in the case of any such covenant, agreement or warranty contained in Section 10.11, 10.12 or 10.14 or in Article Eight of this Indenture, for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25.0% in aggregate principal amount of the Notes then Outstanding and (B) in the case of any other such covenant, agreement or warranty contained in this Indenture, for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25.0% in aggregate principal amount of the Notes then Outstanding; or

       (d) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5 million individually or in the aggregate and, if not already matured to its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and such Indebtedness shall not have been repaid or such acceleration rescinded within 20 days; or

       (e) one or more judgments, orders or decrees for the payment of money in excess of $5 million, either individually or in the aggregate (net of amounts covered by a reputable and creditworthy insurance company, or by bond, surety or similar instrument), shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry; or

       (f) there shall have been entered by a court of competent jurisdiction (a) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the

   Company or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

       (g) (i) the Company or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, (iv) the Company or any Restricted Subsidiary
   (x) consents to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (g); or

       (h) after the execution and delivery thereof, the Pledge Agreement ceases to be in full force and effect (other than in accordance with its terms), or the Pledge Agreement ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby (other than in accordance with its terms), or the Pledge Agreement is declared null and void, or the Company denies any of its obligations under the Pledge Agreement or any collateral purported to be pledged thereunder becomes subject to any Lien other than the Liens created or permitted by the Pledge Agreement.

       The Company shall provide an Officers' Certificate to the Trustee promptly upon any officer of the Company obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

       Section 5.02.  Acceleration of Maturity; Rescission
and Annulment.

       If an Event of Default (other than an Event of Default specified in Section 5.01(f) or (g) with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25.0% in aggregate principal amount of the Notes then Outstanding may, and the Trustee upon the request of the Holders of not less than 25.0% in aggregate principal amount of the Notes then Outstanding shall, declare the Notes due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest to the date the Notes become due and payable immediately by notice in writing to the Company, and to the Company and the Trustee, if by the Holders, specifying the respective Event of Default and that such notice is a "notice of acceleration," and the Notes and all accrued and unpaid interest thereon shall thereupon become immediately due and payable. If an Event of Default specified in Section 5.01(f) or (g) with respect to the Company above occurs and is continuing, then the principal of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

       At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of not less than a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind such declaration of acceleration and its consequences if:

       (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

          (i) all amounts paid or advanced by the Trustee under Section 6.07, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         (ii)  all overdue interest on all Notes;

         (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Notes; and

         (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate then borne by the Notes; and

       (b) all Events of Default, other than the non-payment of principal of the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

       Section 5.03.  Collection of Indebtedness and Suits
for Enforcement by Trustee; Other Remedies.

       The Company covenants that if:

       (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days or more, or

       (b) default is made in the payment of the principal of or premium, if any, on any Note at the Stated Maturity thereof or upon any optional or mandatory redemption thereof or required repurchase thereof, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

       If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

       If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture, the Notes and the Pledge Agreement by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture, the Notes or the Pledge Agreement or in aid of the exercise of any power granted herein or therein, or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders. Each Holder of Notes, by accepting a Note,
(a) acknowledges that the exercise of remedies by the Trustee with respect to the collateral pledged under the Pledge Agreement is subject to the terms and conditions of the Pledge Agreement and (b) acknowledges and consents to the terms of the Pledge Agreement and to the Trustee's performance of its agreements thereunder.

       Section 5.04.  Trustee May File Proofs of Claims.

       In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes, or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, but is not obligated under this paragraph

       (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

       (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
6.07 hereof.

       Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

       Section 5.05.  Trustee May Enforce Claims Without
Possession of Notes.

       All rights of action and claims under this Indenture, the Notes or the Pledge Agreement may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

       Section 5.06.  Application of Money Collected.

       Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

       First:  to the Trustee for amounts due under Section
   6.07;

       Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

       Third: to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium; and

       Fourth:  the balance, if any, to the Company.

       The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.06.

       Section 5.07.  Limitation on Suits.

       No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

       (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

       (b) the Holder or Holders of not less than 25.0% in principal amount of the Outstanding Notes shall have made written request(s) to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

       (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

       (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

       (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or the Pledge Agreement except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

       Section 5.08.  Unconditional Right of Holders To
Receive Principal, Premium and Interest.

       Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment, in United States dollars, of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the respective Redemption Dates or date fixed for repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the express consent of such Holder.

       Section 5.09.  Restoration of Rights and Remedies.

       If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

       Section 5.10.  Rights and Remedies Cumulative.

       No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

       Section 5.11.  Delay or Omission Not Waiver.

       No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

       Section 5.12.  Control by Majority.

       The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee;
provided, however, that:

       (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or the Pledge Agreement or expose the Trustee to liability; and

       (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

       In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 5.12 shall be in lieu of { 316(a)(1)(A) of the TIA, and such { 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

       Section 5.13.  Waiver of Past Defaults.

       The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

       (a) in the payment of the principal of, premium, if any, or interest on any Note; or

       (b) in respect of a covenant or provision under this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

       Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture;

but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 5.13 shall be in lieu of { 316(a)(1)(B) of the TIA and such { 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

       Section 5.14.  Undertaking for Costs.

       All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, the Notes or the Pledge Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on or after the respective Redemption Dates or dates fixed for repurchase).

       Section 5.15.  Waiver of Stay, Extension or Usury
Laws.

       The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                  ARTICLE SIX

                  THE TRUSTEE

       Section 6.01.  Certain Duties and Responsibilities.

       (a) Except during the continuance of an Event of Default,

       (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

       (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Pledge Agreement; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

       (b) In case a Default has occurred, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       (c) No provision of this Indenture or the Pledge Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of paragraph (a) of this Section 6.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

       (d) No provision of this Indenture or the Pledge Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

       (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

       Section 6.02.  Notice of Defaults.

       Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

       Section 6.03.  Certain Rights of Trustee.

       Subject to Section 6.01 hereof and the provisions of
(S)315 of the TIA:

       (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

       (b)  any request or direction of the Company
   mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company thereof;

       (c) the Trustee and its agents may consult, at the expense of the Company, with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

       (d) the Trustee and its agents shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, however, that the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney during the reasonable business hours of the Company;

       (e) the Trustee and its agents may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an agent who is an employee of the Trustee) or attorney appointed with due care by it hereunder;

       (f) Subject to Sections 9.01 and 9.02 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under the Pledge Agreement or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of, the Pledge Agreement, in each case, that would have an adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have an adverse effect on the interests of any Holder.

       Section 6.04.  Trustee Not Responsible for Recitals,
Dispositions of Notes or Application of Proceeds Thereof.

       The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes or the Pledge Agreement, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and the Pledge Agreement, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company in connection with the registration of any Notes issued hereunder are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

       Section 6.05.  Trustee and Agents May Hold Notes;
Collections; etc.

       The Trustee, any Paying Agent, Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and, subject to Sections 6.08 and 6.13 hereof and {{ 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

       Section 6.06.  Money Held in Trust.

       All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

       Section 6.07.  Compensation and Indemnification of
Trustee and Its Prior Claim.

       The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder and under the Pledge Agreement (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture and under the Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such reasonable expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and under the Pledge Agreement and its duties hereunder and under the Pledge Agreement, including enforcement of this Section 6.07. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company and held in trust for the benefit of the Holders of particular Notes under this Indenture. All such payments and reimbursements shall be made with interest at a rate reasonably acceptable to the Trustee and the Company. The Trustee shall be entitled to file a proof of claim in any bankruptcy proceeding as a secured creditor for its reasonable compensation, fees and expenses under this
Section 6.07.

       When the Trustee incurs expenses under Article Five hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

       Section 6.08.  Conflicting Interests.

       The Trustee shall be subject to and comply with the provisions of { 310(b) of the TIA.

       Section 6.09.  Corporate Trustee Required; Eligi-
bility.

       There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA {{ 310(a)(1) and 310(a)(5) and which shall have a combined capital, surplus and undivided profits of at least $100,000,000, and have an office or agency at which Notes may be presented for transfer and redemption and at which demands may be made in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of United States Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

       Section 6.10.  Resignation and Removal; Appointment
of Successor Trustee.

       (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

       (b)  The Trustee, or any trustee or trustees
hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

       (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

       (d)  If at any time:

       (1) the Trustee shall fail to comply with the provisions of { 310(b) of the TIA in accordance with
   Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

       (2)  the Trustee shall cease to be eligible under
   Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

       (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company may remove the Trustee, or
(ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

       (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding

Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the

Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to
Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

       (f)  The Company shall give notice of each
resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note
Register.  Each notice shall include the name of the successor
Trustee and the address of its Corporate Trust Office.

       (g) Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as Trustee under the Pledge Agreement and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of a successor Trustee under the Pledge Agreement and such successor shall assume all of the obligations of the Trustee in its capacity as Trustee under the Pledge Agreement.

       Section 6.11.  Acceptance of Appointment by
Successor.

       Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

       No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

       Upon acceptance of appointment by any successor
Trustee as provided in this Section 6.11, the Company shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10(f). If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

       Section 6.12.  Successor Trustee by Merger, etc.

       Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article to serve as Trustee hereunder.

       In case at the time such successor to the Trustee under this Section 6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

       Section 6.13.  Preferential Collection of Claims
Against Issuers.

       The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in { 311(b) of the TIA. If the present or any future Trustee shall resign or be removed, it shall be subject to { 311(a) of the TIA to the extent provided therein.


                  ARTICLE SEVEN

       HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

       Section 7.01.  Preservation of Information; Company
To Furnish Trustee Names and Addresses of Holders.

       (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders; provided, however, that if and for so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

       (b)  The Company will furnish or cause to be
furnished to the Trustee

       (i) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

      (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 7.01(b).

       Section 7.02.  Communications of Holders.

       Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to { 312(b) of the TIA. The Trustee shall comply with { 312(b) of the TIA. The Company and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by { 312(c) of the TIA.

       Section 7.03.  Reports by Trustee.

       Within 60 days after June 15 of each year commencing with the first June 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such June 15 that complies with { 313(a) of the TIA; provided, however, that if no such event as described in { 313(a) of the TIA has occurred within such period then no such report need be transmitted. The Trustee shall also comply with {{ 313(b), 313(c) and 313(d) of the TIA. At the time of its mailing to Holders, a copy of each report shall be filed with the Company, the Commission and with each national securities exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

       Section 7.04.  Reports by Company.

       The Company shall file with the Trustee copies of the reports and of the information and documents which the Company is required to provide to any Person under Section 10.09.


                  ARTICLE EIGHT

               SUCCESSOR CORPORATION

       Section 8.01.  When Company May Merge, etc.

       The Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the

Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes, this Indenture and, if then in effect, the Registration Rights Agreement and the Pledge Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person (A) will have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and
(B) at the time of such Disposition and after giving pro forma effect thereto, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of
Section 10.11. The Surviving Person need not comply with clause (iv)(B) of the immediately preceding sentence in connection with any merger or consolidation of the Company with or into PAI if (i) since its formation PAI shall not have incurred any Indebtedness or granted any Liens in respect of its property or assets (or entered into any agreement to do any of the foregoing) or conducted any business or operations other than owning the Capital Stock of the Company and performing its obligations under the Tax Sharing Agreement and any management agreement with respect to the Company and its Subsidiaries, except for Indebtedness incurred under the Existing Credit Facility and Liens granted in connection therewith and Liens on the Capital Stock of the Company granted under the Senior Credit Facility and (ii) all Indebtedness of PAI under the Existing Credit Facility shall have been repaid in full and all Liens granted in connection therewith shall have been released.

       Section 8.02.  Successor Substituted.

       Upon any Disposition involving the Company in accordance with Section 8.01 hereof, the Successor Person or Persons shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume all of the liabilities and obligations of, the Company under this Indenture, the Notes, the Registration Rights Agreement and the Pledge Agreement with the same effect as if such successor had been named as the Company in this Indenture, the Notes, the Registration Rights Agreement and the Pledge Agreement. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes, the Registration Rights Agreement and the Pledge Agreement, the predecessor shall be released from those obligations; provided, however, that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal, premium, if any, and interest on the Notes.

                  ARTICLE NINE

           AMENDMENTS, SUPPLEMENTS AND WAIVERS

       Section 9.01.  Without Consent of Holders.

       The Company and the Trustee may amend, waive or supplement this Indenture, the Notes or the Pledge Agreement without notice to or consent of any Holder:

       (a)  to cure any ambiguity, defect or inconsistency;
   provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

       (b)  to comply with Article Eight;

       (c) to provide for uncertificated Notes in addition to certificated Notes;

       (d)  to comply with any requirements of the
   Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

       (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

       (f) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

       (g) to secure the Notes as provided pursuant to the requirements of Section 10.16 or otherwise.

       Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holders hereunder or the Pledge Agreement. The Company shall be required to deliver to the Trustee an Officers' Certificate and an Opinion of Counsel stating that any such change under Section 9.01(a) or (e) of the preceding sentence does not adversely affect the rights of any Holder.

       Section 9.02.  With Consent of Holders.

       Subject to Section 5.08, the Company, when authorized by its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, and the Holders of not less than a majority in aggregate principal amount of the

Outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

       Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 5.13, may not:

       (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

      (ii) reduce the principal or change the fixed maturity of any Note, or alter the provisions with respect to the redemption or repurchase of the Notes in a manner adverse to the Holders of the Notes;

     (iii) reduce the rate of or change the time for payment of interest on any Notes;

      (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes, and
   (b) waive the payment default that resulted from such acceleration);

       (v) make any Note payable in money other than that stated in the Notes;

      (vi)  modify any of the provisions of Section 5.08 or
   5.13 (other than to add sections of this Indenture subject thereto) or this Section 9.02 (except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby);

     (vii) amend, change or modify the obligation of the Company to make and consummate (a) a Change of Control Offer in the event of a Change of Control Triggering Event, (b) an Asset Sale Offer after any Asset Sale Offer Trigger Date, (c) an offer to purchase Notes as and when required by Section 10.12 and (d) an Equity Proceeds

   Offer, or, in each case (a), (b), (c) and (d) of this paragraph (vii), amend or modify any of the provisions or definitions with respect thereto;

     (viii) modify the ranking or priority of the Notes (it being understood that an amendment or waiver with respect to Section 10.16 is not within the ambit of this paragraph
   (viii)); or

      (ix) waive a redemption payment with respect to any Note.

       It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

       Section 9.03.  Compliance with Trust Indenture Act.

       Every amendment of or supplement to this Indenture or the Notes shall comply with the TIA as then in effect and as applicable to this Indenture.

       Section 9.04.  Revocation and Effect of Consents.

       Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

       The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

       After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses (i) through (ix) of
Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

       Section 9.05.  Notation on or Exchange of Notes.

       If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

       Section 9.06.  Trustee May Sign Amendments, etc.

       The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.

                           ARTICLE TEN

                            COVENANTS

       Section 10.01.  Payment of Principal, Premium and
Interest.

       The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

       Section 10.02.  Maintenance of Office or Agency.

       The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

       The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

       Section 10.03.  Money for Note Payments To Be Held in
Trust.

       If the Company shall at any time act as its own
Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the

Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

       If the Company is not acting as Paying Agent, the Company will, on or before the day preceding each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds (or, for interest accrued and unpaid on or prior to May 15, 1999, additional Notes (valued at 100% of the face amount thereof) in lieu of cash interest on the Notes as and to the extent permitted by this Indenture) sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

       If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

       (a) hold all sums (or additional Notes in lieu of cash interest on the Notes) held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

       (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

       (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums (or additional Notes in lieu of cash interest on the Notes) so held in trust by such Paying Agent; and

       (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

       The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums (or additional Notes in lieu of cash interest on the Notes) held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money (or additional Notes in lieu of cash interest on the Notes).

       Any money (or additional Notes in lieu of cash interest on the Notes) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money (or additional Notes in lieu of cash interest on the Notes), and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and the Wall Street Journal (national edition), notice that such money (or additional Notes in lieu of cash interest on the Notes) remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money (or additional Notes in lieu of cash interest on the Notes) then remaining will be repaid to the Company.

       Section 10.04.  Existence.

       Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Restricted Subsidiaries, and the rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders;

provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted
Subsidiary of the Company or any of its assets or Capital Stock in compliance with the terms of this Indenture.

       Section 10.05.  Payment of Taxes and Other Claims.

       The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed
(i) upon the Company or any of its Subsidiaries or (ii) upon the income, profits or property of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted.

       Section 10.06.  Maintenance of Properties.

       The Company will cause all properties owned by the Company or the Restricted Subsidiaries or used or held for use in the conduct of its business or the business of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times in the ordinary course; provided, however, that nothing in this
Section 10.06 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries.

       Section 10.07.  Insurance.

       The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated).

       Section 10.08.  Compliance Certificate.

       (a) The Company will deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of each of the Company's fiscal years an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company or any Restricted Subsidiary that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 10.08(a) shall be for the first full fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from the chief financial officer (or if the Company does not have a chief financial officer, the Company's principal executive, financial or accounting officer) of the Company as to his or her knowledge of the compliance by the Company and the Restricted Subsidiaries with all conditions and covenants under this Indenture and whether any Default or Event of Default has occurred, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.

       (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall use its reasonable best efforts to deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

       (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers'

Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

       Section 10.09.  Provision of Financial Statements.

       Whether or not the Company is then subject to
Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, commencing with the quarter ended September 30, 1996, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit or cause to be transmitted by mail to all Holders of Notes, as their names and addresses appear in the Note register, without cost to such Holders, and
(b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. The Company also shall comply with the other provisions of TIA { 314(a). In addition, to the extent applicable, the Company shall cause its annual reports to stockholders and any quarterly or other financial reports furnished to stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Registrar.

       The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted to the Internal Revenue Service or to the Holders of the Notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.

       Section 10.10.  Pledge of Capital Stock of Park
Broadcasting, Inc. and Park Newspapers, Inc.

       Immediately upon repayment in full of all amounts outstanding under the Senior Credit Facility and the termination of all commitments thereunder, the Company will execute and deliver the Pledge Agreement. The Company shall take all further actions reasonably requested by the Trustee to effect a valid perfected first priority security interest in and Lien on all of the Capital Stock of Broadcasting and Newspapers owned by the Company, whether outstanding on the date of execution and delivery of the Pledge Agreement or thereafter issued, including the filing of all appropriate instruments and the delivery of an opinion of counsel to the Trustee. Upon the execution and delivery of the Pledge Agreement, the Company shall be deemed to represent and warrant as of the date of execution and delivery of the Pledge Agreement that the Trustee has acquired a valid, perfected, first priority security interest in and lien on such Capital Stock.

       Section 10.11.  Limitation on Incurrence of
Indebtedness.

       (a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (collectively, to "incur") any Indebtedness (including any Acquired Debt), except that the Company may incur Indebtedness if, at the time of, and immediately after giving pro forma effect to, such incurrence of Indebtedness, the Debt to Operating Cash Flow Ratio is not more than 7.0:1.

       (b) The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted
Indebtedness"), each of which shall be given independent effect:

   (i) Indebtedness incurred by the Company under the Senior Credit Facility, not to exceed $58,000,000 in aggregate principal amount outstanding at any time, less any mandatory or optional prepayments thereof actually made in respect of the Senior Credit Facility, and Indebtedness of Broadcasting or any of the Subsidiaries of Broadcasting (other than the Subsidiary which owns radio stations KEZX-AM and KWJZ-FM) consisting of a guarantee of the Company's Indebtedness under the Senior Credit Facility, less any mandatory or optional prepayments thereof actually made in respect of the Senior Credit
          Facility;

  (ii)   Indebtedness of the Company represented by the Notes
          (including any Notes issued in accordance with this Indenture in lieu of cash interest on the Notes);

 (iii) Indebtedness of the Company represented by the Exchange Notes (including any Exchange Notes issued in accordance with this Indenture in lieu of cash interest on the Exchange Notes or the Initial Notes);

  (iv) Indebtedness owed by any Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, or owed by the Company to any Wholly Owned Restricted Subsidiary; provided, however, that any such Indebtedness shall be at all times held by a Person which is either the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, further, however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Wholly Owned Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Wholly Owned Restricted Subsidiary to a Person other than the Company or another Wholly Owned Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause
          (iv);

   (v)   Indebtedness permitted to be incurred by
          (1) Broadcasting and its Subsidiaries under the indenture governing the Broadcasting Notes and
          (2) Newspapers and its Subsidiaries under the indenture governing the Newspapers Notes, in each case as such indentures are in effect on the Issue Date;

  (vi) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

  (vii) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement (a "refinancing") of any Indebtedness described in clauses (ii), (iii), (v) and (viii) of this
          Section 10.11(b) or incurred under the first paragraph of this covenant ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accrued amount, if less) of the Indebtedness so refinanced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced) and the reasonable expenses incurred in connection therewith); (b) such Refinancing Indebtedness shall not require any scheduled payment of principal or mandatory redemption prior to the earlier of the final maturity of the Notes or the final maturity of the Indebtedness being refinanced; (c) such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Indebtedness being refinanced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Company; and

 (viii) Indebtedness of the Company represented by the Warrant Notes.

          (c) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

          Section 10.12.  Limitation on Restricted Payments.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and evidenced by (A) a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee and (B) if the value of any such Restricted Payment is greater than $5.0 million, an opinion issued by an investment banking or appraisal firm of national standing),

   (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebtedness of the Company or the Restricted
         Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof;

  (ii)  the Company could incur at least $1.00 of additional
         Indebtedness pursuant to paragraph (a) of Section
         10.11; and

  (iii) the aggregate amount of all Restricted Payments made since the Issue Date shall not exceed the sum of
         (a) 50% of the Restricted Payment Basket (or if such Restricted Payment Basket shall be negative, minus 100% of such negative amount), plus (b) the aggregate amount of all net cash proceeds received after the Issue Date by the Company from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary pursuant to clause (ii) of Section 10.12(b) below.

         Notwithstanding the foregoing, (1) no Restricted Payment shall be made unless the Company has paid all accrued interest due on the Notes on the immediately preceding Interest Payment Date in cash and (2) prior to making any Restricted Payment (other than any Permitted Payment set forth in clause
(ii), (iii) or (iv) of Section 10.12(b) below), the Company shall first make an offer to purchase an aggregate principal amount of Notes equal to the amount of such proposed Restricted Payment at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures set forth in Section 10.12(c) below. After the consummation of such offer to purchase, the Company may make a Restricted Payment in an amount equal to the excess of the aggregate amount of Notes offered to be purchased over the aggregate amount tendered for purchase pursuant to such offer; provided, however, that all other conditions set forth in this covenant for making such Restricted Payment are complied with at such time. For the purposes of clause (iii) of the immediately preceding paragraph only, any payment made pursuant to clause
(E) of the second paragraph of Section 10.13 shall be included as if it were a Restricted Payment in the calculation of the aggregate amount of all Restricted Payments made since the Issue Date.

       (b) The foregoing provisions will not prohibit, so long as (other than with respect to clause (i) below) there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"), each of which will be given independent effect: (i) the payment of any dividend within 60 days after the date of declaration thereof if at such declaration date such payment would have been permitted under this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock or any Indebtedness of the Company (other than Disqualified Stock);
(iii) the repurchase of the Warrants pursuant to the terms of the Warrant Agreement (as in effect on the Issue Date) through the issuance of Notes; and (iv) the payment of cash in lieu of the issuance of fractional shares of Common Stock upon exercise of the Warrants pursuant to the terms of the Warrant Agreement as in effect on the Issue Date. For purposes of clause (iii) of the first paragraph of Section 10.12(a) above, Permitted Payments made pursuant to clauses (i), (iii) and (iv) of the immediately preceding sentence shall be included (as of the date of declaration in the case of such clause (i)) as Restricted Payments made since the Issue Date and Permitted Payments made pursuant to clause (ii) of the immediately preceding sentence shall not be included as Restricted Payments.

       (c) If the Company desires and is otherwise able to make a Restricted Payment it shall first mail or cause to be mailed a written notice prepared by the Company of an offer to purchase (the "Restricted Payment Offer") the maximum aggregate principal amount of Notes that may be purchased from the amount of the proposed Restricted Payment at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for repurchase (the "Restricted Payment Offer Price") to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Restricted Payment Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by law. The notice, which shall govern the terms of the Restricted Payment Offer, shall include such disclosures as are required by law and shall state:

       (a) that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the amount of the proposed Restricted Payment at a purchase price in cash equal to the Restricted Payment Offer Price on a date (the "Restricted Payment Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

       (b) the amount of accrued interest, if any, as of the Restricted Payment Purchase Date;

       (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

       (d) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Restricted Payment Offer, any Notes accepted for payment pursuant to the Restricted Payment Offer shall cease to accrue interest after the Restricted Payment Purchase Date;

       (e) that Holders electing to have Notes purchased pursuant to a Restricted Payment Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Restricted Payment Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company (which letter must be completed correctly by such Holder) and which is acceptable to the Trustee and the Paying Agent;

       (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Restricted Payment Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

       (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

       (h) the instructions that Holders must follow in order to tender their Notes; and

       (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.09), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Restricted Payment and such other information concerning the circumstances and relevant facts regarding such Restricted Payment and Restricted Payment Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Restricted Payment Offer.

       On the Restricted Payment Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Restricted Payment Offer that can be purchased with the amount of the proposed Restricted Payment, (ii) deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Restricted Payment Purchase Date, and (ii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Restricted Payment Offer. If less than all Notes tendered pursuant to the Restricted Payment Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the Restricted Payment Offer Price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holders of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any

Notes not so accepted in whole or in part shall be promptly returned to the Holder thereof.

       On and after a Restricted Payment Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Restricted Payment Offer not later than the first Business Day following the Restricted Payment Purchase Date.

       The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to purchase Notes as described above and will be deemed not to be in violation of any of its covenants herein to the extent such compliance is in conflict with such covenants.

       Section 10.13.  Limitations on Transactions with
Affiliates.

       The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) (each an "Affiliate Transaction"), unless (1) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (2)(a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5 million or any transaction or series of related transactions referred to in clause (2)(a) above where there are no Independent Directors, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking or appraisal firm of national standing.

       Notwithstanding the foregoing, this covenant will not apply to (A) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder (it being understood that benefits of the nature in place as of the Issue Date shall be deemed permissible hereunder)), (B) any transaction entered into by or among the Company or one of its Wholly Owned Restricted Subsidiaries with one or more Wholly Owned Restricted Subsidiaries of the Company, (C) any Restricted Payment made in compliance with Section 10.12, (D) any Permitted Investments other than Investments permitted by clause (vii) of the definition of Permitted Investments,
(E) payments to PAI on the Business Day after each Interest Payment Date of each year for the payment of management advisory fees in an amount not to exceed $250,000 on each such date; provided, however, that no such payment shall be made unless (A) the Company has paid in cash all accrued interest on the Notes due on such Interest Payment Date and (B) no Default or Event of Default shall have occurred and be continuing at the time of such payment, (F) payments to PAI pursuant to the Tax Sharing Agreement, (G) the pledge of Capital Stock of Unrestricted Subsidiaries by the Company or any Restricted Subsidiary to support such Unrestricted Subsidiaries' Indebtedness and (H) transactions involving the Company or any of the Restricted Subsidiaries on the one hand and any Unrestricted Subsidiary owning Radio Station Assets on the other relating to general administrative, corporate, legal and accounting services and similar intercompany relationships to the extent entered into in the ordinary course of business and consistent with such transactions and relationships existing on the Issue Date.

       Section 10.14.  Limitation on Asset Sales.

       The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by (i) a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee and (ii) if the fair market value is greater than $5.0 million, an opinion issued by an investment banking or appraisal firm of national standing) of the assets or other property sold or disposed of in the Asset Sale, and (b) at least 85% of such consideration consists of either (I) cash or Cash Equivalents; provided, however, that for purposes of this covenant "cash" shall include the amount of any Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes) of the Company or such Restricted Subsidiary that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities or (II) properties and capital assets (including franchises and licenses required to own or operate such properties) to be used in the same lines of business being conducted by the Company or such Restricted Subsidiary on the Issue Date; provided, further, however, that Broadcasting, Newspapers and their respective Subsidiaries may receive such consideration in assets and properties as and to the extent permitted pursuant to the indenture governing the Broadcasting Notes and the Newspaper Notes, respectively, as in effect on the Issue Date.

       Within 360 days after any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to
(a) permanently repay any Indebtedness of Broadcasting, Newspapers or their respective Restricted Subsidiaries (as defined in the respective indentures governing the Broadcasting Notes and the Newspapers Notes as in effect on the Issue Date), or of the Company or any Restricted Subsidiary under the Senior Credit Facility; and/or (b) make an investment in, or acquire capital assets or property directly related to, the television broadcasting or newspaper publishing business. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in any Investments described under clauses (i) through (iv) of the definition of Permitted Investments. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "Excess Proceeds". If and to the extent that the Net Proceeds from any Asset Sale of Broadcasting, Newspapers or any of their respective Subsidiaries would otherwise constitute Excess Proceeds and cannot at such time be paid as a dividend to the Company by virtue of the indentures governing the Broadcasting Notes or the Newspapers Notes, as the case may be, such Net Proceeds shall not be deemed to constitute Excess Proceeds until such time as and to the extent that such Net Proceeds are permitted to be paid as a dividend thereunder. If the Net Proceeds of any Asset Sale are applied to repay the indebtedness outstanding under the Senior Credit Facility, the Company shall cause all of its Unrestricted Subsidiaries which at such time own the Radio Station Assets (other than KEZX-AM or KWJZ-FM) to execute and deliver a senior unsecured note evidencing their joint and several obligation to Park

Broadcasting in the amount of such Net Proceeds applied to the Senior Credit Facility (the "Radio Station Note") and bearing interest (not payable until the Senior Credit Facility has been repaid in full) at the rate then borne by the Notes. Each Radio Station Note shall provide by its terms that it shall become immediately due and payable after the Senior Credit Facility has been repaid in full in an amount equal to such Radio Station Note's pro rata portion (relative to all Radio Station Notes) of the net proceeds (after taxes and reasonable expenses) of each sale of Radio Station Assets (other than KEZX-AM and KWJZ-FM) occurring after the repayment in full of the Senior Credit Facility. Prior to such time as the Senior Credit Facility has been repaid in full, the Company will not and will not permit any of its Subsidiaries to sell, transfer or otherwise dispose of the Radio Station Assets (other than KEZX-AM or KWJZ-FM) unless at least the net proceeds (after taxes and reasonable expenses) thereof are applied to the repayment of the Senior Credit Facility. The Company will not permit any Unrestricted Subsidiary which owns Radio Station Assets to enter into any agreement other than the Senior Credit Facility which would restrict in any manner the payment when due of any Radio Station Note.

       Each date on which the aggregate amount of Excess Proceeds in respect of which an Asset Sale Offer has not been made exceeds $5,000,000 shall be deemed an "Asset Sale Offer Trigger Date". Within 30 days of each Asset Sale Offer Trigger Date the Company shall commence an offer (the "Asset Sale Offer") to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be purchased out of the Excess Proceeds. Any Notes to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes and all such other Indebtedness outstanding; and all such Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by this Indenture. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds from the Asset Sale in question to be the subject of future Asset Sale Offers shall be deemed to be zero.

       Notice of an Asset Sale Offer shall be prepared and mailed by the Company with a copy to the Trustee not later than the 30th day after the related Asset Sale Offer Trigger Date to each Holder of Notes at such Holder's registered address, stating:

       (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds to the extent to be applied to an offer to purchase Notes (as provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

      (ii) the amount of accrued and unpaid interest, if any, as of the Asset Sale Offer Purchase Date;

     (iii) that any Note not tendered will continue to accrue interest in accordance with the terms thereof;

      (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

       (v) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company (which letter must be completed correctly by such Holder) and which is acceptable to the Trustee and the Paying Agent;

      (vi) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

     (vii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

     (viii) the instructions that Holders must follow in order to tender their Notes; and

       (ix) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.09), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

       On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer (to the extent provided in the second preceding paragraph),
(ii) deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and
(iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note.

       On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date.

       The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of its covenants herein to the extent such compliance is in conflict with such covenants.

       Section 10.15.  Change of Control.

       Upon the occurrence of a Change of Control Triggering Event (the date of such occurrence, the "Change of Control Date"), the Company shall make an offer to purchase (a "Change of Control Offer"), and shall, subject to the provisions described below, purchase, all or any portion (equal to $1,000 or an integral multiple thereof) of the then outstanding Notes validly tendered at a purchase price in cash (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn.

       Notice of a Change of Control Offer shall be prepared and mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by law. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

       (a) that the Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (including any Notes issued in lieu of cash interest on such Notes) at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed (the "Change of Control Purchase Date");

       (b) the amount of accrued and unpaid interest, if any, as of the Change Control Purchase Date;

       (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

       (d) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

       (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company and be completed correctly by such Holder and be acceptable to the Trustee and the Paying Agent;

       (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

       (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

       (h) the instructions that Holders must follow in order to tender their Notes; and

       (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.09), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

       On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment, plus any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes, plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holders of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted in whole or in part shall be promptly returned to the Holder thereof.

       On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

       The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Change of Control occurs and the Company is required to purchase Notes as described above and will be deemed not to be in violation of any of its covenants herein to the extent such compliance is in conflict with such covenants.

       Section 10.16.  Limitations on Liens.

       The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist (i) any Lien on the Capital Stock of Broadcasting or Newspapers (whether outstanding on the date of this Indenture or thereafter) required to be owned by the Company under this Indenture, other than Liens securing the Senior Credit Facility and (ii) any Lien (other than Permitted Liens) on any other property or assets of the Company or any Restricted Subsidiary (other than the Capital Stock of Unrestricted Subsidiaries) now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Indebtedness, unless with respect to this clause (ii) the Notes are equally and ratably secured thereby.

       Section 10.17.  Limitation on Dividends and Other
Payment Restrictions Affecting Subsidiaries.

       The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to the Company or any other Restricted Subsidiary or guarantee any Indebtedness of the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Senior Credit Facility and the indentures governing the Broadcasting Notes and the Newspapers Notes, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that such amendments, restatements, renewals, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility or such indentures, as the case may be (or, if more restrictive, than those contained in this Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing,
(ii) applicable law, (iii) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that
(1) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (2) the consolidated net income of such Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (iv) by reason of customary non-assignment provisions in leases entered into the ordinary course of business, (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (vi) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under Section 10.14; provided, further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery,
(vii) Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the Agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (viii) this Indenture or
(ix) any credit facility of the Restricted Subsidiaries and any amendments, restatements, renewals, replacements or refinancings thereof.

       Section 10.18.  Limitation on Subsidiary Capital
Stock.

       The Company will not permit any Restricted Subsidiary to issue any Capital Stock, except for (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary, (ii) Capital Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) a Restricted Subsidiary merges with or into such Person; provided, however, that such Capital Stock was not issued by such Person in anticipation of the type of transaction contemplated by clauses (a), (b) or (c) and (iii) Common Stock issued by Broadcasting or Newspapers in public offerings in each case so long as after giving effect thereto the Company or a Wholly Owned Restricted Subsidiary owns not less than a majority of the economic interest in and has the power to vote a majority of the voting power of the outstanding Voting Stock of such Subsidiary.

       Section 10.19.  Limitation on Amendment of Tax
Sharing Agreement.

       The Company will not, and will not permit any Restricted Subsidiary to, (i) amend, supplement or modify the

Tax Sharing Agreement, unless any such amendment, supplement or modification is no less favorable to the Holders than the terms thereof on the Issue Date or (ii) assign the Tax Sharing
Agreement or the benefits and obligations thereunder to any other Person.

       Section 10.20.  Limitation on Line of Business.

       The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than television broadcasting or newspaper publishing and businesses directly related thereto; provided, however, that the Company and the Restricted Subsidiaries may engage in the radio broadcasting business solely by continuing to operate the Radio Station Assets until the disposition of the Radio Station Assets.

       Section 10.21.  Issuance of Contingent Warrants.

       The Company will issue to Holders of the Notes warrants (the "Contingent Warrants") exercisable for 3.0% of the Common Stock of the Company on a fully-diluted basis as of the date of such issuance after giving effect to the issuance of such Contingent Warrants in the event that the Company does not effect a Public Equity Offering or a Strategic Equity Investment (or a series of substantially concurrent Strategic Equity Investments) on or prior to December 31, 1997 resulting in net proceeds to the Company of at least $40.0 million. Such Contingent Warrants will be issued pursuant to the Warrant Agreement and holders thereof will have the benefits of the Warrant Registration Rights Agreement.

       Any Contingent Warrants issued shall be issued to the Holders of the Outstanding Notes as of December 31, 1997 (including any Notes issued in lieu of cash interest pursuant to Section 3.07 hereof) pro rata, based upon the aggregate principal amount of the Notes held by such Holder as of December 31, 1997. For purposes of the foregoing, Notes held by the Company or any of its Affiliates as of December 31, 1997 shall not be deemed to be Outstanding.

       Section 10.22.  Offer to Purchase on Public Equity
Offering.

       In the event that the Company or PAI shall consummate on or prior to December 31, 1997 any Public Equity Offering or Strategic Equity Investment, then the Company shall promptly make an offer to purchase from all Holders (an "Equity Proceeds Offer") on a date (the "Equity Offer Purchase Date") not later than the 90th day after the date of consummation (such consummation date, the "Equity Offer Trigger Date") of such Public Equity Offering or Strategic Equity Investment (such consummation date to be determined without regard to the date of the consummation of any over-allotment option granted by the Company or PAI, as the case may be, to the underwriters, if any) at a purchase price equal to 112.0% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any, to the Equity Offer Purchase Date, an aggregate principal amount of Outstanding Notes equal to the aggregate net proceeds (after deducting any underwriting discounts and commissions and any expenses directly related to such Public Equity Offering or Strategic Equity Investment, but including any aggregate net proceeds (with the foregoing deductions) received or receivable by the Company or PAI, as the case may be, from any actual exercise of any over-allotment option granted to the underwriters, if any) received or receivable by the Company or PAI, as the case may be, from each such Public Equity Offering or Strategic Equity Investment to the extent such proceeds shall not have been applied to the redemption of the Notes pursuant to the second paragraph of
Section 11.01 hereof and the amount not so applied exceed $2 million. For purposes of this covenant, proceeds of any Public Equity Offering or Strategic Equity Investment shall be deemed to have been applied to the extent a notice of redemption for the Notes has been given with respect to such proceeds pursuant to the second paragraph of Section 11.01 hereof (unless and to the extent that on the date fixed for redemption such proceeds are not applied to redeem the Notes).

       Notice of an Equity Proceeds Offer shall be prepared and mailed by the Company with a copy to the Trustee not later than the 30th day after the related Equity Offer Trigger Date to each Holder of Notes at such Holder's registered address, stating:

       (i) that an Equity Offer Trigger Date has occurred and that the Company is offering to purchase an aggregate principal amount of Notes equal to the aggregate net proceeds of the applicable Public Equity Offering or Strategic Equity Investment, as the case may be, to be applied to an Equity Proceeds Offer to the extent to be applied to an offer to purchase Notes (as provided in the immediately preceding paragraph), at a purchase price in cash equal to 112.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Equity Offer

   Purchase Date, which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

      (ii) the amount of accrued and unpaid interest, if any, as of the Equity Offer Purchase Date;

     (iii) that any Note not tendered will continue to accrue interest in accordance with the terms thereof;

      (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Equity Proceeds Offer, any Notes accepted for payment pursuant to the Equity Proceeds Offer shall cease to accrue interest after the Equity Offer Purchase Date;

       (v) that Holders electing to have Notes purchased pursuant to an Equity Proceeds Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Equity Offer Purchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and must complete any form letter of transmittal proposed by the Company (which letter must be completed correctly by such Holder) and which is acceptable to the Trustee and the Paying Agent;

      (vi) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day prior to the Equity Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

     (vii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

     (viii) the instructions that Holders must follow in order to tender their Notes; and

      (ix) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.09), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Public Equity Offering or Strategic Equity Investment, as the case may be, and such other information concerning the circumstances and relevant facts regarding such Public Equity Offering or Strategic Equity Investment, as the case may be, and Equity Proceeds Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Equity Proceeds Offer.

       On the Equity Offer Purchase Date, the Company will
(i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Equity Proceeds Offer that can be purchased out of net proceeds from such Public Equity Offering or Strategic Equity Investment, as the case may be, that are to be applied to an Equity Proceeds Offer (to the extent provided in the second preceding paragraph), (ii) depos-it with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Equity Offer Purchase Date, and
(iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Equity Proceeds Offer. If less than all Notes tendered pursuant to the Equity Proceeds Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note.

       On and after an Equity Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Equity Proceeds Offer on or as soon as practicable after the Equity Offer Purchase Date.

       The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Equity Proceeds Offer and will be deemed not to be in violation of any of its covenants herein to the extent such compliance is in conflict with such covenants.

       Section 10.23. Certain Exceptions for Capital Contributions To Refinance the Existing Credit Facility. Any other provision of this Indenture to the contrary notwithstanding, any capital contribution made on the Issue Date in any Subsidiary of the Company to effect the repayment of the Existing Credit Facility from the proceeds of the offering of the Notes and the consummation of the other financing transactions taking place on the Issue Date in connection therewith shall not be deemed to be a violation of any covenant of this Indenture (and the aggregate amount of any such capital contribution shall not be counted as a Restricted Investment).

                 ARTICLE ELEVEN

                REDEMPTION OF NOTES

       Section 11.01.  Optional and Special Redemption.

       Optional Redemption. Except as provided below, the Notes are not redeemable prior to May 15, 1999. Subject to earlier redemption in the manner described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the Redemption Date, if redeemed during the 12-month period beginning May 15 of the years indicated below:

                             Redemption
       Year                                  __Price___

       1999 ...............................  107.00%
       2000 ...............................  105.25
       2001 ...............................  103.50
       2002 ...............................  101.75
       2003 and thereafter ................  100.00

       In addition, at any time prior to December 31, 1997, the Company may, at its option, redeem all or any portion of the Outstanding Notes with the net proceeds of one or more

Public Equity Offerings Strategic Equity Investments; provided, however, that the proceeds to the Company of the first such Public Equity Offering or one or any series of substantially concurrent Strategic Equity Investment are at least $40 million, at 112.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption (the "First Equity Offering Optional Redemption Price"); provided, further, however, that notice of such redemption is given within 30 days of such issuance or investment. In addition, on and after December 31, 1997 and prior to May 15, 1999, the Company may, at its option, redeem with the net proceeds of one or more Public Equity Offerings or Strategic Equity Investments up to 50% of the aggregate principal amount of the Notes then outstanding; provided, however, that the proceeds to the Company of the first such offering or investment or series of substantially concurrent investments (including any such offering, investment or series of investments the proceeds of which were used to redeem Notes) are at least $40.0 million, at 113.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption (the "Second Equity Offering Optional Redemption Price"); provided, further, however, that notice of such redemption is given within 30 days of such issuance or investment.

       In addition, the Company may at any time prior to May 15, 1999, redeem the Notes, in whole or in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption (the "Optional Redemption Price"); provided, however, that (i) if such redemption is to be effected for less than all of the Notes then outstanding, not less than $40.0 million of Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and (ii) no redemption (or, on or after December 31, 1997, partial redemption) of the Notes then outstanding may be made with the proceeds of any Public Equity Offering or Strategic Equity Investment pursuant to this sentence if, as of the date of the proposed redemption, either the First Equity Offering Optional Redemption Price or the Second Equity Offering Optional Redemption Price (whichever is then applicable) would be greater than the Optional Redemption Price as of such date.

       Section 11.02.  Applicability of Article.

       Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

       Section 11.03.  Election To Redeem; Notice to
Trustee.

       The election of the Company to redeem any Notes pursuant to Section 11.01(a) shall be evidenced by a Board

Resolution of the Company and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

       Section 11.04.  Selection by Trustee of Notes To Be
Redeemed.

       In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis or by lot; provided, however, that no Notes of a principal amount of $1,000 shall be redeemed in part; provided, further, however, that any redemption pursuant to the provisions relating to one or more Public Equity Offerings or Strategic Equity Investments by the Company shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to any procedures of The Depository Trust Company). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, if the Company does not default in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.

       For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

       Section 11.05.  Notice of Redemption.

       Notice of redemption shall be mailed by first-class mail, postage prepaid, mailed at least 30 but not more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed at its registered address.

       All notices of redemption shall state:

       (a)  the Redemption Date;

       (b)  the Redemption Price;

       (c) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

       (d) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

       (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption
   Price;

       (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

       (g) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

       (h) the CUSIP number, if any, relating to such Notes; and

       (i) the paragraph of the Notes pursuant to which the Notes are being redeemed.

       Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

       The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

       Section 11.06.  Deposit of Redemption Price.

       On or prior to the day preceding any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the

Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

       Section 11.07.  Notes Payable on Redemption Date.

       Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.07.

       If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Note.

       Section 11.08.  Notes Redeemed or Purchased in Part.

       Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Note Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal of the Note so surrendered that is not redeemed or purchased.

                 ARTICLE TWELVE

              SATISFACTION AND DISCHARGE

       Section 12.01.  Satisfaction and Discharge of
Indenture.

       This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Company's obligations under Section 6.07 hereof, and the Trustee's and Paying Agent's obligations under Section 4.06 hereof) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

       (a)  either

       (i)  all Notes theretofore authenticated and
   delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Notes for whose payment in United States dollars has theretofore been irrevocably deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
   Section 10.03) have been delivered to the Trustee for cancellation; or

      (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

       (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

       (c) The satisfaction and discharge of this Indenture shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound (including, without limitation, the Warrant Agreement); and

       (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

       Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this Section 12.01, the obligations of the Trustee under Section 12.02 and the last paragraph of Section 10.03 shall survive.

       Section 12.02.  Application of Trust Money.

       Subject to the provisions of the last paragraph of
Section 10.03, all money deposited with the Trustee pursuant to
Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.


                ARTICLE THIRTEEN

               COLLATERAL AND SECURITY

       Section 13.01.  Collateral and Pledge Agreement.

       (a) In order to secure the due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the performance of all other obligations of the Company to the holders of the Notes or the Trustee under this Indenture and the Notes, when required by Section 10.10 hereof,

       (i) the Company shall enter into with the Trustee the Pledge Agreement and such amendments or supplements to the Pledge Agreement, or other documents and instruments, including, without limitation, UCC-1 financing statements, in each case in recordable form, if required by law to be recorded, containing such provisions as are necessary in order to grant to the Trustee for the benefit of the Noteholders a valid and perfected first priority Lien on and security interest in the original Collateral and a valid and perfected Lien on and security interest in any subsequently acquired Collateral. Pursuant to the foregoing, the Company shall have granted to the Trustee for the benefit of the Noteholders a valid and perfected first priority Lien on and security interest in the original Collateral and a valid and perfected Lien on and security interest in any subsequently acquired Collateral. The Trustee and the Company hereby agree that the Trustee shall hold the Collateral in trust for the benefit of the Noteholders pursuant to the terms of this Indenture and the Pledge Agreement; and

      (ii) the Company shall deliver to the Trustee evidence of payment or a closing statement indicating payment of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Collateral to the Lien of the Pledge Agreement and perfect such Lien.

       (b) Prior to the time(s) the Company and the Trustee enter into the Pledge Agreement, or any amendment or supplement thereto, the Company shall furnish to the Trustee an Opinion of Counsel (i) as to the sufficiency of the Pledge Agreement, or amendment or supplement thereto, as the case may be, to accomplish the purposes intended by this Article Thirteen, (ii) as to the compliance of the Pledge Agreement, or amendment or supplement thereto, as the case may be, with Section 13.01(a),
(iii) as to the due authorization, execution and delivery by the Company of the Pledge Agreement, or amendment or supplement thereto, as the case may be, and (iv) that the Pledge Agreement, or amendment or supplement thereto, as the case may be, constitutes a legal, valid, binding and enforceable obligation of the Company. The Pledge Agreement, or amendment or supplement thereto, as the case may be, shall be in form administratively satisfactory to the Trustee. In entering into the Pledge Agreement, or amendment or supplement thereto, as the case may be, the Trustee shall be entitled to the rights and protections provided by Section 9.06.

       (c) Subject to Section 9.01, the Company, when authorized by a Board Resolution, and the Trustee may amend the Pledge Agreement with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provisions of the Pledge Agreement.

Notwithstanding the foregoing, the Trustee shall, without the consent of any Holder, be entitled to take any action, including entering into any amendment or supplement or waiving compliance with the terms thereof to the extent expressly authorized by this Indenture or the Pledge Agreement. Notwithstanding the foregoing sentence, without the consent of each Holder affected, no amendment, supplement or waiver may
(i) reduce the percentage in outstanding aggregate principal amount of Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of the Pledge Agreement, or (ii) affect, with respect to the Collateral, the priority of the security interest in favor of the Trustee on behalf of itself and the Holders in a manner adverse to the Holders (it being understood that the release of all or substantially all of the Collateral is not within the ambit of this provision). It shall not be necessary for the consent of the Holders under this Section 13.01(c) to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 13.01(c) becomes effective, the Company shall mail to the Holder of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

       (d) Each Noteholder, by accepting a Note, agrees to all of the terms and provisions of the Pledge Agreement, as the same may be amended from time to time pursuant to the provisions of the Pledge Agreement and this Indenture.

       (e) Notwithstanding the provisions of Section 13.01, nothing in this Article Thirteen is intended to grant to the Trustee a security interest in any property other than the security interest described in Section 13.01 or to create any fiduciary obligation on the part of either the Company to the Trustee or the Holders of Notes except as specifically set forth herein or in the Pledge Agreement.

       Section 13.02.  Recording and Opinions.

       (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the

Lien on and security interest in the Collateral granted by the Pledge Agreement, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Pledge Agreement to all property comprising the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Pledge Agreement, any amendments thereto and any other instruments of further assurance required pursuant to the Pledge Agreement.

       (b) The Company shall furnish to the Trustee, at such time as required by { 314(b) of the TIA, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the Pledge Agreement and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the security interests in the Collateral created by the Pledge Agreement and reciting the details of such action, and stating that as to the security interests created pursuant to the Pledge Agreement, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or
(b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such security interests.

       (c) To the extent required by the TIA, the Company shall furnish to the Trustee on May 15 in each year, beginning with May 15, 1997, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Pledge Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months (except where such continuation statements are not permitted by law to be filed) fully to maintain the security interest of the Noteholders and the

Trustee hereunder and under the Pledge Agreement with respect to the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

       Section 13.03.  Release of Collateral.

       (a) The Trustee, in its capacity as Trustee under the Pledge Agreement, shall not at any time release Collateral from the security interest created by this Indenture and the Pledge Agreement unless such release is in accordance with the provisions of this Indenture and the Pledge Agreement.

       (b) At any time when an Event of Default shall not have occurred and be continuing, the Trustee may, in its discretion, release the Collateral pursuant to the provisions of this Indenture and the Pledge Agreement.

       (c) If and to the extent the Collateral is released pursuant to this Indenture and the Pledge Agreement, the release of any Collateral from the terms of the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof. To the extent applicable, the Company shall cause TIA { 314(d) relating to the release of property from the Lien of the Pledge Agreement and relating to the substitution therefor of any property to be subjected to the Lien of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA
{ 314(d) may be made by an Officer of the Company, except in cases where TIA { 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

       Section 13.04.  Possession and Use of Collateral.

       Subject to and in accordance with the provisions of this Indenture and the Pledge Agreement, the Company shall not have the right to remain in possession or retain any control over any Collateral.

       Section 13.05.  Specified Releases of Collateral.

       (a) Satisfaction and Discharge; Defeasance. The Company shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Pledge Agreement upon compliance with the conditions precedent set forth in Article Four for defeasance or covenant defeasance or Article Twelve for satisfaction and discharge of this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with, the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and recovery to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company including, without limitation, the execution and delivery of releases and satisfactions wherever required.

       (b) Dispositions of Collateral. The Company shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (the "Released Interests") if
(i) Broadcasting or Newspapers issues Common Stock in a public offering and (ii) the Company shall have delivered to the Trustee the following:

       (i) Company Order. A Company Order requesting release of Released Interests, such Company Order (A) specifically describing the proposed Released Interests,
   (B) stating that the release of such Released Interests will not interfere with or impede the Trustee's ability to realize upon the remaining Collateral and will not impair the Lien on the remaining Collateral and (C) confirming that the transaction requiring the release of the Released Interests complies with this Indenture and the Pledge Agreement.

      (ii) Officers' Certificate. An Officers' Certificate certifying that (A) there is no Default or Event of Default in effect or continuing on the date thereof,
   (B) the release of the Collateral will not result in a Default or Event of Default hereunder and (C) all conditions precedent to such release have been complied with; and

     (iii)  Compliance with TIA and Other Documentation.
   All certificates, opinions and other documentation required by the TIA or Section 13.03 of this Indenture, if any, and, in the event there is to be a substitution of property for the Collateral, all documentation necessary to effect the substitution of such new Collateral (including without limitation the documents, if any, required by Section 13.01).

       Upon compliance by the Company with the condition precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company, the Released Interests.

       Section 13.06.  Form and Sufficiency of Release.

       In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 13.05 may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Pledge Agreement, the Trustee, upon receipt of all required documents designated in Section 13.05 in its capacity as Trustee under the Pledge Agreement, shall execute, acknowledge and deliver to the Company (in proper and recordable form, such form to be provided by the Company) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Pledge Agreement.

       Section 13.07.  Purchaser Protected.

       No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

       Section 13.08.  Authorization of Actions To Be Taken
by the Trustee Under the Pledge Agreement.

       Subject to the provisions of the Pledge Agreement,
(a) the Trustee may, in its sole discretion and without the consent of the Noteholders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Noteholders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Securityholders or of the Trustee.)

       Section 13.09.  Authorization of Receipt of Funds by
the Trustee Under the Pledge Agreement.

       The Trustee is authorized to receive any funds for the benefit of the Noteholders distributed under the Pledge Agreement, and to make further distributions, upon receipt of a Company Order, of such funds to the Holders in accordance with the provisions of this Indenture.



              [Signature Page Follows]

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                     PARK COMMUNICATIONS, INC.



                     By:
                       Name:  Wright M. Thomas
                       Title: President



                     IBJ SCHRODER BANK & TRUST,
                      COMPANY, as Trustee



                     By:
                       Name:
                       Title:

                                    EXHIBIT A



            PARK COMMUNICATIONS, INC.

                  -----------

       13-3/4% SENIOR PAY-IN-KIND NOTE DUE 2004


CUSIP No. __________
No. ___________                              $____________

       PARK COMMUNICATIONS, INC., a Delaware corporation
(the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ______________ or registered assigns, the principal sum of _______________ United States Dollars on May 15, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on May 15, and November 15, in each year, commencing on November 15, 1996 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13-3/4% per annum, until the principal hereof is paid or duly provided for. Through May 15, 1999, interest is payable at the option of the Company, in whole but not in part, by the issuance of additional Notes (valued at 100% of the face amount thereof) in lieu of cash interest; provided, however, that in connection with any redemption or repurchase of the Notes as permitted or required by the Indenture and upon the acceleration of the maturity of the Notes pursuant to the Indenture, all accrued and unpaid interest shall be payable solely in cash. After
May 15, 1999, accrued and unpaid interest (including any interest accruing on Defaulted Interest to the extent permitted by law) is payable solely in cash. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

       The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the May 1 or November 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest

Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the

Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

       Payment of the principal of, premium, if any, and interest on this Note will be made at the Corporate Trust office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

       Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

       This is one of the Notes referred to in the within-mentioned Indenture.


                        IBJ SCHRODER BANK &
                         TRUST COMPANY, as Trustee



                        By:
                          Authorized Signatory

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                  PARK COMMUNICATIONS, INC.



                      By:
                         Name:
                         Title:


                      By:
                         Name:
                         Title:

               (REVERSE OF NOTE)

       13-3/4% Senior Pay-in-Kind Note due 2004


       1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 13-3/4% Senior Pay-in-Kind Notes due 2004 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $80,000,000 plus (i) Notes which may be issued in lieu of cash interest on the Notes as permitted by the Indenture (not to exceed $39,500,000 plus the principal amount of any Notes issued in lieu of cash for Additional Interest due on the Notes pursuant to the Registration Rights Agreement) and (ii) Notes which may be issued to repurchase Warrants as provided in the Warrant Agreement, which may be issued under an indenture (the "Indenture") dated as of May 13, 1996, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

       All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

       No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

       2.  Redemption.

       (a) Optional Redemption. Except as set forth below, the Notes are not redeemable prior to May 15, 1999. Subject to earlier redemption in the manner described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the 12-month period beginning May 15 of the years indicated below:

       Year                                Redemption Price

       1999 .........................             107.00%
       2000 .........................             105.25
       2001 .........................             103.50
       2002 .........................             101.75
       2003 and thereafter ..........             100.00

       In addition, at any time prior to December 31, 1997, the Company may, at its option, redeem all or a portion of the Outstanding Notes with the net proceeds of one or more Public Equity Offerings or one or any series of substantially concurrent Strategic Equity Investments, provided, however, that the proceeds to the Company of the first such Public Equity Offering or Strategic Equity Investment or any series of substantially concurrent Strategic Equity Offerings are at least $40 million, at 112.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption (the "First Equity Offering Optional Redemption Price"); provided, further, however, that notice of such redemption is given within 30 days of such issuance or investment. In addition, on and after December 31, 1997 and prior to May 15, 1999, the Company may, at its option, redeem with the net proceeds of one or more Public Equity Offerings or Strategic Equity Investments up to 50% of the aggregate principal amount of the Notes then outstanding; provided, however, that the proceeds to the Company of the first such offering or investment (including any such offering, investment or series of investments the proceeds of which were used to redeem Notes) are at least $40.0 million, at 113.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption (the "Second Equity Offering Optional Redemption Price"); provided, further, however, that notice of such redemption is given within 30 days of such issuance or investment.

       In addition, the Company may at any time prior to May 15, 1999 redeem the Notes, in whole or in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption (the "Optional Redemption Price"); provided, however, that (i) if such redemption is to be effected for less than all of the Notes then outstanding, not less than $40.0 million of Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and (ii) no redemption (or, on or after December 31, 1997, partial redemption) of the Notes then outstanding may be made with the proceeds of any Public Equity Offering or Strategic Equity

Investment pursuant to this sentence if, as of the date of the proposed redemption, either the First Equity Offering Optional Redemption Price or the Second Equity Offering Optional Redemption Price (whichever is then applicable) would be greater than the Optional Redemption Price as of such date.

       (b) Sinking Fund. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

       (c)  Interest Payments.  In the case of any
redemption of the Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

       (d) Partial Redemption. In the event of redemption of the Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

       3. Offers to Purchase. Sections 10.12, 10.14, 10.15 and 10.22 of the Indenture provide that prior to making any Restricted Payment (with respect to Section 10.12) and following certain Asset Sales (with respect to Section 10.14) and upon the occurrence of a Change of Control Triggering Event (with respect to Section 10.15), the consummation of certain Public Equity Offerings or Strategic Equity Investments prior to December 31, 1997 (with respect to Section 10.22) and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

       4. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

       5.  Defeasance.  The Indenture contains provisions

(which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and

Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

       6.  Amendments and Waivers.  The Company and the
Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

       7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof (other than (i) Notes issued in lieu of cash interest on the Notes as provided in the Indenture, (ii) Notes issued to repurchase Warrants as provided in the Indenture and the Warrant Agreement (as in effect on the Issue Date) and
(iii) Notes issued on transfer or exchange of other Notes to the extent either (A) in excess of an integral multiple of $1,000 or (B) the Notes so transferred or exchanged do not aggregate an integral multiple of $1,000). As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of the authorized denomination, as requested by the Holder surrendering the same.

       The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

       9.  Registration Rights.  Pursuant to the
Registration Rights Agreement among the Company and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 13-3/4% Senior Pay-in-Kind Notes due 2004 (the "Exchange Notes"), which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

       10. Issuance of Warrants. In the event that the Company does not effect a Public Equity Offering or a Strategic Equity Investment on or prior to December 31, 1997 resulting in net proceeds to the Company of at least $40.0 million, the Company will issue to Holders of Notes, pro rata, warrants exercisable for 3.0% of the Common Stock of the Company on a fully-diluted basis as of the date of such issuance after giving effect to the issuance of such warrants.

       11. No Recourse Against Others. No officer or employee of the Company, or any director, officer, partner, affiliate, employee or stockholder of the Company, shall have any liability for any obligations of the Company under the Notes or the Indenture. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

       12.  GOVERNING LAW.  THE INDENTURE AND THIS NOTE
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT
TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).  THE TRUSTEE, THE

COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to



(Insert assignee's social security or tax ID number) __________




(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.


Date:______________ Your signature:
                        (Sign exactly as your name
                        appears on the other side of
                        this Note)


                        By:
                           NOTICE:  To be executed
                           by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent
Medallion Program ("STAMP") or similar program.

       In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the third anniversary of the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                  [Check One]


(1)   ___    to the Company or a subsidiary thereof; or

(2)   ___    pursuant to and in compliance with Rule 144A under
            the Securities Act of 1933, as amended; or

(3)   ___    to an institutional "accredited investor" (as defined
            in Rule 501(a)(1), (2), (3) or (7) under the
            Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)   ___    outside the United States to a "foreign person" in
            compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)   ___    pursuant to the exemption from registration provided
            by Rule 144 under the Securities Act of 1933, as amended; or

(6)   ___    pursuant to an effective registration statement under
            the Securities Act of 1933, as amended; or

(7)   ___    pursuant to another available exemption from the
            registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof, provided, that if box (3), (4), (5) or (7) is checked, the

Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4), and other information as the Trustee, Note Registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.05 of the Indenture shall have been satisfied.



Dated:___________________           Signed:
                                   (Sign exactly as name
                                    appears on the other
                                    side of this Security)



Signature Guarantee:


   TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


       The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:_____________________
                          NOTICE:  To be executed by an
                                an executive officer

           OPTION OF HOLDER TO ELECT PURCHASE

       If you wish to have this Note purchased by the Company pursuant to Section 10.12, 10.14, 10.15 or 10.22 of the
Indenture, check the Box:  [  ]

       If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.12, 10.14, 10.15 or 10.22 of the Indenture, state the amount:

                     $______________

Date: _____________ Your Signature: ______________________
                               (Sign exactly as your name
                               appears on the other side
                               of this Note)


                               By:
                                  NOTICE:  To be signed
                                  by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent
Medallion Program ("STAMP") or similar program.

                                    EXHIBIT B



            PARK COMMUNICATIONS, INC.

                 -----------

       13-3/4% SENIOR PAY-IN-KIND NOTE DUE 2004

CUSIP No. __________
No. ___________                                    $____________

       PARK COMMUNICATIONS, INC., a Delaware corporation
(the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ______________, or registered assigns, the principal sum of _______________ United States Dollars on May 15, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on May 15 and November 15 in each year, commencing on November 15, 1996 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13-3/4% per annum, until the principal hereof is paid or duly provided for. Through May 15, 1999, interest is payable at the option of the Company, in whole but not in part, by the issuance of additional Notes (valued at 100% of the face amount thereof) in lieu of cash interest; provided, however, that in connection with any redemption or repurchase of the Notes as permitted or required by the Indenture and upon the acceleration of the maturity of the Notes pursuant to the Indenture, all accrued and unpaid interest shall be payable solely in cash. After
May 15, 1999, accrued and unpaid interest (including any interest accruing on Defaulted Interest to the extent permitted by law) is payable solely in cash. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

       The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the May 1 or November 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the

Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

       Payment of the principal of, premium, if any, and interest on this Note will be made at the corporate trust office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts: provided, however, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

       Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


       TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

       This is one of the Notes referred to in the within-mentioned Indenture.

                     IBJ SCHRODER BANK &
                      TRUST COMPANY, as Trustee



                     By:
                      Authorized Signatory

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                          PARK COMMUNICATIONS, INC.



                             By:
                                Name:
                                Title:


                             By:
                                Name:
                                Title:

               (REVERSE OF NOTE)

       13-3/4% Senior Pay-in-Kind Note due 2004


       1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 13-3/4% Senior Pay-in-Kind Notes due 2004 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $80,000,000 plus (i) Notes which may be issued in lieu of cash interest on the Notes as permitted by the Indenture (not to exceed $39,500,000 plus the principal amount of any Notes issued in lieu of cash for Additional Interest due on the Notes pursuant to the Registration Rights Agreement) and (ii) Notes which may be issued to repurchase Warrants as provided in the Warrant Agreement, which may be issued under an indenture (the "Indenture") dated as of May 13, 1996, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

       All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

       No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

       2.  Redemption.

       (a) Optional Redemption. Except as set forth below, the Notes are not redeemable prior to May 15, 1999. Subject to earlier redemption in the manner described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the 12-month period beginning May 15 of the years indicated below:

       Year                                Redemption Price

       1999 .........................             107.00%
       2000 .........................             105.25
       2001 .........................             103.50
       2002 .........................             101.75
       2003 and thereafter ..........             100.00

       In addition, at any time prior to December 31, 1997, the Company, at its option, may redeem all or a portion of the Outstanding Notes with the net proceeds of one or more Public Equity Offerings or one or any series of substantially concurrent Strategic Equity Investments, provided, however, that the proceeds to the Company of the first such Public Equity Offering or Strategic Equity Investment or one or any series of substantially concurrent Strategic Equity Investments are at least $40 million, at 112.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption (the "First Equity Offering Optional Redemption Price"); provided, further, however, that notice of such redemption is given within 30 days of such issuance or investment. In addition, on and after December 31, 1997 and prior to May 15, 1999, the Company may, at its option, redeem with the net proceeds of one or more Public Equity Offerings or Strategic Equity Investments up to 50% of the aggregate principal amount of the Notes then outstanding; provided, however, that the proceeds to the Company of the first such offering or investment or series of substantially concurrent investments (including any such offering, investment or series of investments the proceeds of which were used to redeem Notes) are at least $40.0 million, at 113.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption (the "Second Equity Offering Optional Redemption Price"); provided, further, however, that notice of such redemption is given within 30 days of such issuance or investment.

       In addition, the Company may at any time prior to May 15, 1999 redeem the Notes, in whole or in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest to the date of redemption (the "Optional Redemption Price"); provided, however, that (i) if such redemption is to be effected for less than all of the Notes then outstanding, not less than $40.0 million of Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and (ii) no redemption (or, on or after December 31, 1997, partial redemption) of the Notes then outstanding may be made with the proceeds of any Public Equity

Offering or Strategic Equity Investment pursuant to this sentence if, as of the date of the proposed redemption, either the First Equity Offering Optional Redemption Price or the Second Equity Offering Optional Redemption Price (whichever is then applicable) would be greater than the Optional Redemption Price as of such date.

       (b) Sinking Fund. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

       (c)  Interest Payments.  In the case of any
redemption of the Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

       (d) Partial Redemption. In the event of redemption of the Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

       3. Offers to Purchase. Sections 10.12, 10.14, 10.15 and 10.22 of the Indenture provide that prior to making any Restricted Payment (with respect to Section 10.12) and following certain Asset Sales (with respect to Section 10.14) and upon the occurrence of a Change of Control Triggering Event (with respect to Section 10.15), the consummation of certain Public Equity Offerings or Strategic Equity Investments prior to December 31, 1997 (with respect to Section 10.22) and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

       4. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

       5. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and

Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

       6.  Amendments and Waivers.  The Company and the
Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

       7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof (other than (i) Notes issued in lieu of cash interest on the Notes as provided in the Indenture, (ii) Notes issued to repurchase Warrants as provided in the Indenture and the Warrant Agreement (as in effect on the Issue Date) and
(iii) Notes issued on transfer or exchange of other Notes to the extent either (A) in excess of an integral multiple of $1,000 or (B) the Notes so transferred or exchanged do not aggregate an integral multiple of $1,000). As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of the authorized denomination, as requested by the Holder surrendering the same.

       The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

       9. Issuance of Warrants. In the event that the Company does not effect a Public Equity Offering or a Strategic Equity Investment on or prior to December 31, 1997 resulting in net proceeds to the Company of at least $40.0 million, the Company will issue to Holders of Notes, pro rata, warrants exercisable for 3.0% of the Common Stock of the Company on a fully diluted basis as of the date of such issuance after giving effect to the issuance of such warrants.

       10. No Recourse Against Others. No officer or employee of the Company, or any director, officer, partner, affiliate, employee or stockholder of the Company, shall have any liability for any obligations of the Company under the Notes or the Indenture. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

       11.  GOVERNING LAW.  THE INDENTURE AND THIS NOTE
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to



(Insert assignee's social security or tax ID number) __________




(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.


Date:______________ Your signature:
                              (Sign exactly as your name
                              appears on the other side of
                              this Note)


                              By:
                                 NOTICE:  To be executed
                                 by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent
Medallion Program ("STAMP") or similar program.

           OPTION OF HOLDER TO ELECT PURCHASE

       If you wish to have this Note purchased by the Company pursuant to Section 10.12, 10.14, 10.15 or 10.22 of the
Indenture, check the Box:  [  ]

       If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.12, 10.14, 10.15 or 10.22 of the Indenture, state the amount:

                 $______________

Date: _____________ Your Signature: ____________________    __
                               (Sign exactly as your name
                               appears on the other side
                               of this Note)


                           By:
                              NOTICE:  To be signed
                               by an executive officer


NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent
Medallion Program ("STAMP") or similar program.

                                                    EXHIBIT C
            Form of Certificate To Be
            Delivered in Connection with
       Transfers to Non-QIB Accredited Investors


                                 ___________, ____


IBJ SCHRODER BANK & TRUST COMPANY
One State Street
New York, New York  10004

Attention:  Corporate Trust Department


   Re:   Park Communications, Inc. (the "Company")
         13-3/4% Senior Pay-in-Kind Notes due 2004
         (the "Notes")



Ladies and Gentlemen:

       In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

       1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated May 6, 1996, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Memorandum.

       2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 13, 1996 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

       3. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within three years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
   (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

       4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

       5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

       6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

       You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                     Very truly yours,

                     [Name of Transferee]



                     By:
                          Authorized Signature

                                                    EXHIBIT D

         Form of Certificate To Be Delivered
           in Connection with Transfers
         ______Pursuant to Regulation S_____


                                ______________, ____



IBJ SCHRODER BANK & TRUST COMPANY
One State Street
New York, New York  10004

Attention:  Corporate Trust Department


   Re:   Park Communications, Inc. (the "Company")
         13-3/4% Senior Pay-in-Kind Notes due 2004
         (the "Notes")

Ladies and Gentlemen:

       In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

       (1) the offer of the Notes was not made to a person in the United States;

       (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

       (3) no directed selling efforts have been made in the United States in contravention of the requirements of

   Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

       (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities
   Act; and

       (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

       You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                     Very truly yours,

                     [Name of Transferor]


                     By:
                          Authorized Signature

                               Exhibit E


             SECURITIES PLEDGE AGREEMENT


     This SECURITIES PLEDGE AGREEMENT (the "Agreement"),
dated as of       , 199 , made by Park Communications, Inc., a
Delaware corporation (the "Pledgor"), in favor and for the benefit of [insert name of Trustee], as collateral agent (in such capacity and together with any successors and assigns in such capacity, the "Collateral Agent") for the ratable benefit of holders (the "Holders") of the Pledgor's 13-3/4% Senior Pay-in-Kind Notes due 2004 (the "Notes"), as pledgee, assignee and secured party.

                      R E C I T A L S :

     A. The Pledgor is the legal and beneficial owner of the Pledged Collateral (as defined below) pledged by it.

     B.   The Pledgor and IBJ Schroder Bank & Trust
Company, as trustee (the "Trustee," which term includes its successors under the Indenture) have entered into a certain indenture dated as of May 13, 1996 (as it may be amended, supplemented or otherwise modified and in effect, the "Indenture"), pursuant to which the Pledgor has issued the Notes in an aggregate principal amount of $80,000,000 (exclusive of additional Notes which may be issued after the Issue Date in accordance with the Indenture). Capitalized terms not defined herein have the meanings ascribed to such terms in the Indenture.

     C. The Pledgor has received substantial benefit from the execution, delivery and performance of the Indenture, and in order to induce the Holders to purchase the Notes and in connection therewith has agreed to grant to the Collateral Agent, liens and security interests in the Pledged Collateral owned by it to secure the Secured Obligations (as defined below) in accordance with the terms of the Indenture.

     D. This Agreement is given by the Pledgor in favor of the Collateral Agent for its benefit and the benefit of the Holders (collectively, the "Secured Parties") to secure the payment and performance of the Secured Obligations.

                     A G R E E M E N T :

       NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Collateral Agent hereby agree as follows:

       SECTION 1. Pledge. As collateral security for the payment and performance in full when due of all the Secured Obligations, the Pledgor hereby pledges, hypothecates, assigns, transfers and grants to the Collateral Agent, for its benefit and the benefit of the Secured Parties, a continuing first priority security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

       (a) all issued and outstanding shares of capital stock of each Person described on Schedule I hereto (the
   "Pledged Shares") owned by the Pledgor, including the certificates representing the Pledged Shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged
   Shares;

       (b) all additional shares of capital stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), including the certificates representing such additional shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares;

       (c) all Proceeds (as defined under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "UCC") or under other relevant law) of any of the foregoing, and in any event, including, without limitation, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent or to the Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (a "Governmental Authority") (or any Person acting under color of a Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of Pledged Shares, (iv) products of the Pledged Collateral, and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral; and

       (d) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the foregoing (collectively, "Distributions").

       SECTION 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, all indebtedness, liabilities and obligations of the Pledgor to the Secured Parties (including fees and expenses owed to the Trustee pursuant to the Indenture, including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), whether now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or not secured, matured or not matured, joint or several, whether for principal, interest, fees, expenses, premiums, indemnities or otherwise, including, without limitation, all the unpaid principal amount of, and accrued interest on, all Notes issued under the Indenture (whether issued on or after the date hereof), and all other amounts due to the Trustee or the Holders from time to time under, arising out of or in connection with the Indenture (including, without limitation, this Agreement) (the obli-gations described above, collectively, the "Secured Obligations").

       SECTION 3. No Release. Nothing set forth in this Agreement shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any Secured Party for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement or under or in respect of the Pledged

Collateral or made in connection herewith. The provisions of this Section 3 shall survive the termination of this Agreement and the discharge of the Secured Obligations.

       SECTION 4.  Delivery of Pledged Collateral.

       (a) Delivery. All certificates, agreements or instruments representing or evidencing the Pledged Collateral, to the extent not previously delivered to the Collateral Agent, shall promptly upon receipt thereof by the Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All Pledged Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence of an Event of Default and without prior written notice to the Pledgor, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral and to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

       (b) Certificated Securities. All Pledged Shares shall be at all times certificated securities. If an issuer of Pledged Shares is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership, then the Pledgor shall, to the extent permitted by applicable law, cause such pledge to be recorded on the stock register of the issuer, execute any customary stock pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Shares under the terms hereof and provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to it, confirming such pledge.

       (c) After-Acquired Collateral. The Pledgor shall, upon obtaining any additional Pledged Shares, promptly (and in any event within two (2) Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor in substantially the form of Schedule II hereto (each, a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. The Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all additional Pledged Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be deemed Pledged Collateral.

       (d) Supplements, Further Assurances. The Pledgor hereby authorizes the Collateral Agent, without relieving the Pledgor of any obligations hereunder or under the Indenture, and the Collateral Agent will, upon instructions from the Pledgor, execute financing statements, continuation statements, amendments thereto and other documents relative to all or any part thereof, without the signature of the Pledgor where permitted by law, and such Pledgor agrees to file such financing statements, continuation statements, amendments thereto and other documents and to do the further acts and things, and to execute and deliver to the Collateral Agent such additional assignments, agreements, powers and instruments, as the Pledgor may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to the Collateral Agent hereunder or to carry into effect the purposes of this Agreement or better to assure and confirm unto the Collateral Agent its respective rights, powers and remedies hereunder.
All of the foregoing shall be at the sole cost and expense of the Pledgor.

       SECTION 5.  Representations and Warranties.  The
Pledgor represents, warrants or covenants (as applicable) as follows:

       (a) Ownership. The Pledgor is, as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, the Pledgor will be, the legal record and beneficial owner of all of its respective Pledged Collateral free from any Lien or other right, title or interest of any Person other than the Liens and security interests granted by such Pledgor to the Collateral Agent pursuant to this Agreement. The

   Pledgor shall defend its respective ownership of its Pledged Collateral against all claims and demands of all other Persons at any time claiming any interest therein adverse to the Collateral Agent.

       (b) Chief Executive Office; Corporate Name; Records. The chief executive office and the corporate name of the Pledgor is as set forth on Annex A hereto. The Pledgor shall not change its name or move its chief executive office, except in accordance with the last sentence of this Section 5(b). All tangible record evidence of all Pledged Collateral and the only original books of account and records of the Pledgor relating thereto are, and will continue to be, kept at such respective chief executive office, or at such new location for such chief executive office as the Pledgor may establish in accordance with the last sentence of this Section 5(b). The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it shall have given the Collateral Agent not less than 45 days' prior written notice of its intention to do so, clearly identifying such new location or name and providing such other information in connection therewith as the Collateral Agent or any Secured Party reasonably may request, and (ii) with respect to such new location or name, the Pledgor shall have taken all action satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby.

       (c) Authorization; Enforceability. The Pledgor has full power, authority and legal right to pledge and grant the security interest in all of its respective Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors' rights generally and to general equitable principles (whether enforcement is sought in proceedings in equity or at law).

       (d) No Consents, etc. Except as heretofore obtained and in effect, no consent of any party (including, without limitation, stockholders or creditors of the Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with (other than routine filings with the Federal Communications Commission (the "FCC")), any Governmental Authority or regulatory body or other Person is required for (x) the pledge by the Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (y) the exercise by the Collateral Agent of the rights provided for in this Agreement other than any required consents of the FCC or
   (z) the exercise by the Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement other than with respect to contracts or other agreements which are not, individually, material to the business or operation of the Pledgor and its Subsidiaries taken as a whole and other than any required consents of the FCC.

       (e) No Conflicts. The execution, delivery and performance by the Pledgor of this Agreement do not (or with notice or lapse of time or both, will not) violate, conflict with or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in there being declared void, voidable or without further binding effect, any provision of any other contractual obligations which, individually, is material to the business or operation of the Pledgor and its Subsidiaries taken as a whole to which the Pledgor is a party.

       (f) Benefit to Pledgor. The Pledgor has received substantial benefit as a result of the execution, delivery and performance of the Indenture.

       (g)  Due Authorization and Issuance.  All of the
   Pledged Shares have been, and to the extent hereafter issued will be upon such issuance, duly authorized and validly issued and fully paid and nonassessable.

       (h) Delivery of Pledged Collateral; Filings. The Pledgor has delivered to the Collateral Agent all certificates representing the Pledged Shares, and has filed UCC-1 financing statements (with copies delivered to the Collateral Agent) evidencing the pledge, security interests and Liens created by this Agreement, and such delivery and pledge of the Pledged Collateral pursuant to this Agreement creates a valid and (with respect to the Pledged Collateral other than the Pledged Shares, when the UCC-1 Financing Statements are filed) perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations pursuant to the UCC in effect in each applicable jurisdiction.

       (i) Pledged Shares. As of the date hereof, (x) the Pledged Shares consisting of capital stock of the corporations identified in Schedule I hereto constitute the percentage of the issued and outstanding shares of capital stock of such corporations as identified in
   Schedule I, and (y) other than the Pledged Shares, the Pledgor does not own, directly or indirectly, any other shares of capital stock of the corporations identified in
   Schedule I hereto.

       (j)  No Violations, etc.  The pledge of the Pledged
   Collateral pursuant to this Agreement does not violate
   Regulation G, T, U or X of the Federal Reserve Board.

       (k) No Options, Warrants, etc. Other than as provided on Schedule III hereto, there are no options, warrants, calls, rights, commitments or agreements of any character to which Pledgor is a party or by which it is bound, obligating Pledgor to issue, deliver or sell, or cause to be issued, delivered or sold, additional Pledged Shares or obligating Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which Pledgor is a party with respect to the voting of the capital stock of any issuer of the Pledged Shares.

       SECTION 6.  Voting Rights; Distributions; etc.

       (a) So long as no Default or Event of Default shall have occurred:

       (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof.

      (ii) The Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this

   Agreement, any and all Distributions; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be, and shall promptly be delivered to the Collateral Agent to hold as, Pledged Collateral, in accordance with the provisions hereof and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, and promptly be delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

     (iii) The Collateral Agent shall be deemed without further action or formality to have granted to the Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of the Pledgor and at the Pledgor's sole cost and expense, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such instruments as the Pledgor may reasonably request in order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) hereof and to receive the Distributions which it is authorized to receive pursuant to Section 6(a)(ii) hereof.

       (b)  Upon the occurrence of a Default or an Event of
Default:

       (i) All rights of the Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a)(i) hereof shall cease without any action or the giving of any notice to the Pledgor, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

      (ii) Subject to Section 28 hereof, all rights of the Pledgor to receive Distributions which it would otherwise be authorized to receive pursuant to Section 6(a)(ii) hereof shall cease without any action or the giving of any notice to the Pledgor and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

       (c) The Pledgor shall, at the Pledgor's sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 6(b)(ii) hereof.

       (d) All Distributions which are received by the Pledgor contrary to the provisions of Section 6(b)(ii) hereof shall be received and held in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall promptly be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

       SECTION 7.  Transfers and Other Liens; Additional
Equity Interests.

       (a)  Except as expressly permitted under the
Indenture, the Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of its Pledged Collateral other than the Liens and security interests granted by the Pledgor to the Collateral Agent pursuant to this Agreement, or (iii) permit any issuer of the Pledged Shares to merge, consolidate or change its legal form.

       (b) The Pledgor shall (i) cause the issuer of the Pledged Shares not to issue any securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor, other than any securities issued in accordance with clause (iii) of Section 10.18 of the Indenture, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other equity securities of any Person which, pursuant to the Indenture, are required to be pledged thereunder.

       SECTION 8.  Reasonable Care.  The Collateral Agent
shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

       SECTION 9.  Events of Default; Remedies; Etc.

       (a)  Event of Default.  An event of default hereunder
(an "Event of Default") shall exist upon the occurrence of an Event of Default, as such term is defined in the Indenture.

       (b) Dispositions of Pledged Collateral. Upon the occurrence of an Event of Default, the Collateral Agent may, in addition to other rights and remedies provided for herein or otherwise available to it, from time to time (i) exercise all the rights and remedies of a secured party under the UCC at the time of an Event of Default; (ii) retain and apply Distributions to the Secured Obligations as provided in
Section 10 hereof; and (iii) without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. At any time during which this Agreement shall not have been terminated in accordance with
Section 17 hereof, any Secured Party or any of their respective affiliates may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives, to the fullest extent permitted by law, any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

       (c) Certain Notices. The Pledgor agrees that, to the extent notice of sale shall be required by law, five days' prior written notice from the Collateral Agent of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. In addition to the rights and remedies provided in this Agreement and the Indenture, the Collateral Agent shall have all the rights and remedies of a secured party under the UCC.

       (d) Limitations Relating to Securities Act. The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to Persons who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities
Act), and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely as a result of its having been made as a private sale, and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

       (e) Registration and Qualification. Notwithstanding the foregoing, upon the occurrence of an Event of Default at the request of the Collateral Agent, the Pledgor, for the benefit of the Collateral Agent, shall cause any registration, qualification under or compliance with any federal or state securities law or laws to be effected with respect to all or any part of the Pledged Collateral as soon as practicable and at the Pledgor's sole cost and expense. The Pledgor will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Collateral, including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements. The Pledgor will cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and will indemnify and will cause the issuer of the Pledged Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Pledged Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or similar document) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or similar document) a material fact required to be stated therein or necessary to make the statements therein not misleading.

       (f) Certain Information. Upon written request by the Collateral Agent, the Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of Pledged Shares included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

       (g) Specific Performance. In addition to any of the other rights and remedies hereunder, the Collateral Agent shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

       (h) Waiver of Claims. The Pledgor hereby waives, to the full extent permitted by applicable law, notice of judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under law, and the Pledgor hereby further waives, to the full extent permitted by applicable law: (i) all damages occasioned by such taking of possession; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. To the full extent permitted by law, any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral in accordance with the terms of this Agreement shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Pledgor.

       (i) Deficiency. Notwithstanding any other provision of this Agreement to the contrary, if, after giving effect to any sale, transfer or other disposition of any or all of the Pledged Collateral pursuant hereto and after the application of the proceeds hereunder to the Secured Obligations, any Secured Obligations remain unpaid or unsatisfied, the Pledgor shall remain liable for the unpaid and unsatisfied amount of such Secured Obligations for which the Pledgor is otherwise liable pursuant to the Indenture or otherwise.

       SECTION 10.  Application of Proceeds.  All
Distributions held from time to time by the Collateral Agent and all proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 9 hereof shall be, without prior notice to or assent by the Pledgor, applied together with any other sums then held by the Collateral Agent pursuant to this Agreement as follows:

       FIRST, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to Collateral Agent and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under the Indenture and the Notes from and after the date such amount is due, owing or unpaid until paid in full in cash;

       SECOND, to the payment of all other reasonable costs and expenses of such sale, collection or other realization, including, without limitation, compensation to the Holders and their agents and counsel and all reasonable costs, liabilities and indebtedness made or incurred by the Holders in connection therewith, together with interest on each such amount at the highest rate then in effect under the Indenture and the Notes from and after the date such amount is due, owing or unpaid until paid in full in cash;

       THIRD, to the indefeasible payment in full in cash of interest and all amounts other than principal under the Indenture and the Notes at any time and from time to time owing by the Pledgor under or in connection with the Indenture and the Notes, ratably according to the unpaid amounts thereof, without preference or priority of any kind among amounts so due and payable, together with interest on each such amount at the highest rate then in effect under the Indenture and the Notes from and after the date such amount is due, owing or unpaid until paid in full in cash;

       FOURTH, to the indefeasible payment in full in cash of principal at any time and from time to time owing by any Pledgor under or in connection with the Indenture and the Notes, ratably according to the unpaid amounts thereof, without preference or priority of any kind among amounts of principal so due and payable, together with interest on each such amount at the highest rate then in effect under the Indenture and the Notes from and after the date such amount is due, owing or unpaid until paid in full in cash; and

       FIFTH, the balance, if any, to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

       SECTION 11.  Expenses.  The Pledgor will upon demand
pay to the Collateral Agent the amount of any and all reasonable expenses, including the fees and expenses of its counsel and the fees and expenses of any experts required by the Collateral Agent which the Collateral Agent may incur in connection with (i) the collection of the Secured Obligations,
(ii) the enforcement and administration of this Agreement,
(iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of any Secured Party hereunder or (v) the failure by the Pledgor to perform or observe any of the provisions hereof.
All amounts payable by the Pledgor under this Section 11 shall be due upon demand and shall be part of the Secured Obligations. The Pledgor's obligations under this Section shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations hereunder.

       SECTION 12.  No Waiver; Cumulative Remedies.

       (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

       (b) In the event the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgor, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their respective former positions and right hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

       SECTION 13.  The Collateral Agent.  The Collateral
Agent has been appointed as collateral agent pursuant to the Indenture. The actions of the Collateral Agent hereunder are subject to the provisions of the Indenture. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Indenture. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

       SECTION 14. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If the Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of the Pledgor contained herein shall be breached, the Collateral Agent or any Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so reasonably expended by Collateral Agent or such Secured Party shall be paid by the Pledgor promptly upon demand therefor, with interest at the highest rate then in effect under the Indenture and the Notes during the period from and including the date on which such funds were so expended to the date of repayment. The Pledgor's obligations under this Section 14 shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations under this Agreement and the Indenture. The Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the Indenture which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, provided that the Collateral Agent is not authorized to execute applications to the FCC on behalf of and in the name of Pledgor except to the extent the FCC may permit. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

       SECTION 15.  Indemnity.

       (a) Indemnity. The Pledgor agrees to indemnify, pay and hold harmless the Collateral Agent, each of the Secured Parties and each of their respective officers, directors, employees, representatives, agents, attorneys-in-fact and Affiliates and each other Person, if any, controlling them or any of their Affiliates within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each an "Indemnitee" and collectively, the "Indemnitees") from, and hold each of them harmless against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims (including those based upon negligence, strict or absolute liability and any liability in tort), costs, expenses or disbursements of any kind or nature whatsoever (including, reasonable fees and expenses of counsel for such Indemnitees in connection with any claim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding (including by or before any Governmental Authority) (a "Proceeding") commenced or threatened, whether or not such Indemnitee shall be designated a party thereto and whether or not such Proceeding is initiated or brought by or on behalf of the Pledgor), which may be, at any time (including following the payment of the Secured Obligations) incurred by, imposed on or asserted against such Indemnitee), by, or in any manner resulting from, relating to or arising out of this Agreement or the Indenture or the Notes (including, without limitation, any misrepresentation by the Pledgor in this Agreement or the Indenture) (the "indemnified liabilities"); provided that the

Pledgor shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities if such indemnified liability arose from the willful misconduct, gross negligence or bad faith of such Indemnitee (treating for this purpose only, any Secured Party and its officers, directors, employees, representatives, agents, attorneys-in-fact and Affiliates as a single Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by any of the Indemnitees.

       (b) Survival. The obligations of the Pledgor contained in this Section 15 shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations under this Agreement and the Indenture.

       (c)  Reimbursement.  Any amounts paid by any
Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

       SECTION 16. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall be effective unless the same shall be done in accordance with the terms of this Agreement and the Indenture. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Pledgor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

       SECTION 17.  Termination; Releases.

       When all the Secured Obligations have been paid in full in cash, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions hereunder and under the

Indenture and the Notes, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgor, promptly assign, transfer and deliver to the Pledgor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof and proper instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the termination of this Agreement and the release of such Pledged Collateral. So long as there is no Default or Event of Default continuing, the Collateral Agent shall release any Pledged Collateral to be offered and sold pursuant to a public offering to the extent such offer and sale is made in compliance with the Indenture and the provisions of Article 13 of the Indenture and the TIA are complied with.

       SECTION 18.  Notices.  All notices or other
communications herein required to be given shall be given at the address and in the manner required in the Indenture.

       SECTION 19.  Continuing Security Interest;
Assignment. This Agreement shall create continuing security interests in the Pledged Collateral and shall (i) be binding upon the Pledgor, its successors and assigns, and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns; no other Persons (including, without limitation, any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto.

       SECTION 20. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

       SECTION 21.  Severability of Provisions.  Any
provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       SECTION 22.  Execution in Counterparts.  This
Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

       SECTION 23.  Headings.  The Section headings used in
this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

       SECTION 24.  [Intentionally Omitted]

       SECTION 25.  Obligations Absolute.  All obligations
of the Pledgor hereunder shall be absolute and unconditional irrespective of:

       (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar event of the Pledgor;

      (ii) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

     (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes or any other agreement or instrument relating hereto or thereto;

      (iv) any exchange, release or non-perfection of any other collateral or the pledge of any additional collateral or the failure to recover in respect thereof pursuant to any remedy or right of the Collateral Agent or any other Secured Party contained in this Agreement, the Notes or the Indenture;

       (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Notes or the Indenture except as specifically set forth in a waiver granted pursuant to the provisions of Section 16 hereof; or

      (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor (other than payment of Secured Obligations).

       SECTION 26.  [Intentionally omitted]

       SECTION 27.  [Intentionally Omitted]

       SECTION 28.  Broadcast Licenses.

       (a) Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote with respect to, any portion of the Pledged Collateral as provided herein or any other action taken or proposed to be taken by the Secured Parties or the Collateral Agent hereunder, to the extent such action would effect a change in the operational, voting or other control of any of the broadcast television stations owned by the Company or any Subsidiary (the "Stations") requiring the prior consent of the FCC, shall be undertaken in accordance with the Communications Act of 1934, as amended (or any successor statute), and the rules and regulations of the FCC.

       (b) (1) If an Event of Default shall have occurred, the Pledgor shall take and cause to be taken by any issuer of the Pledged Collateral any action that the Secured Parties or the Collateral Agent may request in the exercise of their rights and remedies under this Agreement in order to transfer and assign, to or for the benefit of the Secured Parties, or to one or more third parties as the Secured Parties or the Collateral Agent may designate, or to a combination of the foregoing, the Pledged Collateral. To enforce the provisions of this Section, the Collateral Agent is empowered to seek from the FCC and any other governmental authority, to the extent required, consent to or approval of a voluntary or involuntary transfer of control of all or any of the Pledged Collateral for the purpose of seeking a bona fide purchaser to whom the Pledged Collateral ultimately will be transferred. The Pledgor hereby agree to authorize, or cause the issuer of the Pledged Collateral to authorize, such a voluntary or involuntary transfer of control upon the request of the Collateral Agent after and during the continuation of an Event of Default; and, without limiting any rights of the Collateral Agent under this Agreement, authorize the Collateral Agent to nominate a trustee or receiver to assume control of the Pledged Collateral, subject only to any required judicial or FCC consent, to effectuate the transactions described in this Agreement. Such trustee or receiver shall have all the rights and powers as provided to it by law, court order or to the Collateral Agent under this Agreement. The Pledgor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other governmental authority required to effectuate the foregoing.

       (2) The Pledgor shall further use its best efforts to obtain consent or approval of the FCC and any other governmental authority, and to assist the Collateral Agent in obtaining such consent, if required, for any action or transaction contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC of any application or applications for consent to the transfer of control necessary or appropriate under the FCC's rules and regulations for any FCC approval of any transfer or assignment of any portion of the Pledged Collateral, as requested by the Collateral Agent. In the event that the Pledgor shall fail or refuse to sign any such application to the FCC, the Pledgor agrees that any such application may be signed on its behalf by the clerk of any court of competent jurisdiction.

       (c) The Pledgor acknowledges and agrees that consent of the FCC and of each other governmental authority for transfer of control of each license or other authorization issued by the FCC and controlled by the Pledgor is integral to the Collateral Agent's and the Secured Parties' realization of the value of the Pledged Collateral, that there is no adequate remedy at law for failure by the Pledgor to comply with the provisions of this Section and that such failure would not be adequately compensable in damages; and, therefore, the Pledgor agrees that the agreements contained in this Section may be specifically enforced.

       (d) This Agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical control over the Pledged Collateral by the Secured Parties or the Collateral Agent or control by the Secured Parties or the Collateral Agent over operations of the issuers of the Pledged Collateral under the the licenses, permits and authorizations that are, as of any date of determination, required by the FCC with respect to the operation of the Stations including those listed on Schedule IV hereto, and all modifications, extensions and renewals thereof (the "Broadcast Licenses"), which control (within the meaning of the Communications Act of 1934, as amended, and the FCC's rules and regulations) shall remain with the Pledgors until such time as the Collateral Agent, the Secured Parties or any third-party purchaser of the assets subject to this Agreement shall have complied with the applicable requirements of the Communications Act of 1934, as amended (or any successor statute), and the applicable rules of the FCC with respect to any required consent for such change of control.

       (e) The parties acknowledge their intention that, upon the occurrence of an Event of Default, the Collateral Agent and the Secured Parties shall receive, to the fullest extent permitted by applicable law and governmental policies (including, without limitation, the rules and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Pledged Collateral or to have the Pledged Collateral sold to a third party purchaser for the benefit of the Secured Parties and, in connection therewith, to assign or transfer the Broadcast Licenses or to have the Broadcast Licenses assigned or transferred to such purchaser, and to exercise all remedies available to the Secured Parties or the Collateral Agent under this Agreement, the other Collateral Documents, the UCC and other applicable law. The Pledgor agrees that, in the event of changes in law or governmental policy occurring after the date hereof that affect in any manner the Secured Parties' rights of access to, or use or sale of, the Broadcast Licenses and Pledged Collateral, or the procedures necessary to enable the Secured Parties or the Collateral Agent to obtain such rights of access, use or sale, the Secured Parties and the Pledgor, upon request of the Collateral Agent or the Secured Parties, shall amend this Agreement in such manner as the Secured Parties or the Collateral Agent shall reasonably request, in order to provide the Secured Parties and the Collateral Agent with such rights to the greatest extent possible consistent with then-applicable law and governmental policy.

       IN WITNESS WHEREOF, the Pledgor and Collateral Agent has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                 PARK COMMUNICATIONS, INC.


                 By:

                     Name:
                     Title:



                 [Insert name of Trustee]
                  as Collateral Agent



                 By:  ____________________________
                    Name:
                    Title:

                   Annex A


   Pledgor                                   Chief Executive Office

Park Communications, Inc.

                     SCHEDULE I


Stock owned by PARK COMMUNICATIONS, INC.:


                                                      Percentage of
                                              All Capital or
                                              Other Equity
        Class      Par     Certificate   Number      Interests of
Issuer   of Stock   Value   ___No(s).__   of Shares   Issuer________

Park
Broad-
casting,
Inc.

Park
News-
papers,
Inc.

                     SCHEDULE II

                   Pledge Amendment


       This Pledge Amendment (this "Pledge Amendment"), dated ___________, 19__, is delivered pursuant to Section 4(c) of that certain Securities Pledge Agreement (as it may be amended, supplemented or otherwise modified from time to time, the "Securities Pledge Agreement"; capitalized terms not defined herein have the meanings assigned to such terms in the Securities Pledge Agreement) dated as of
[           ], 199 , between Park Communications, Inc. and
[                ], as Collateral Agent on behalf of the Secured
Parties identified therein. The undersigned hereby agrees that this Pledge Amendment may be attached to the Securities Pledge Agreement and that the Pledged Shares listed below shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                     PARK COMMUNICATIONS, INC.
                      as Pledgor



                     By:  ________________________
                        Name:
                        Title:



                                                      Percentage of
                                              All Capital or
                                              Other Equity
        Class      Par     Certificate   Number      Interests of
Issuer   of Stock   Value   ___No(s).__   of Shares   Issuer________

                     SCHEDULE III

                   Options, Warrants, Etc.

                       SCHEDULE IV

                  Broadcast Television Stations

                                      EXHIBIT F


       Each Note that is issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue
Code of 1986, as amended, shall bear the following legend on the face thereof:


   THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE
   DISCOUNT WITHIN THE MEANING OF SECTION 1273(a)
   OF THE INTERNAL REVENUE CODE OF 1986.  THE ISSUE
   PRICE IS $965 FOR EACH $1,000 OF STATED
   PRINCIPAL AMOUNT.  THE ORIGINAL ISSUE DISCOUNT
   IS $1,551.58 FOR EACH $1,000.00 OF STATED
   PRINCIPAL AMOUNT.  THE ISSUE DATE IS MAY 13,
   1996.  THE YIELD TO MATURITY IS 14.312%
   COMPOUNDED SEMIANNUALLY.  ORIGINAL ISSUE
   DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL
   PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST
   PAYMENT IS DUE AND THE 360 DAYS PER YEAR
   CONVENTION.

                  Schedule A


UNRESTRICTED SUBSIDIARIES


Subsidiaries of Park Broadcasting, Inc.


Park Broadcasting of Florida, Inc.

Park Radio of Greater New York, Inc.

Park Broadcasting of Iowa, Inc.

Park Radio of Iowa, Inc.

Roy H. Park Broadcasting of the Midwest, Inc.

Roy H. Park Broadcasting of Minnesota, Inc.

Roy H. Park Broadcasting of the Lake Country, Inc.

Roy H. Park Broadcasting of Oregon, Inc.

Contemporary FM, Inc.

Roy H. Park Radio, Inc.

Roy H. Park FM Broadcasting of East Carolina, Inc.

Roy H. Park Broadcasting of Syracuse, Inc.

Roy H. Park Broadcasting of Washington, Inc.

Subsidiaries of Park Newspapers, Inc.

Park Newspapers of Susquehanna, Inc.

Park Newspapers of Honesdale, Inc.

Park Newspapers of Norwich, Inc.

Park Newspapers of Florida, Inc.